Exhibit 3.1

THE COMPANIES ACT (AS AMENDED) OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

EIGHTH AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION

OF

Dingdong (Cayman) Limited

(Adopted by Special Resolution on May 10, 2021)

1.	The name of the Company is Dingdong (Cayman) Limited.

2.

The Registered Office of the Company shall be at the offices of ICS Corporate Services (Cayman) Limited, 3-212 Governors Square, 23 Lime Tree Bay Avenue, P.O. Box 30746, Seven Mile Beach, Grand Cayman KY1-1203, Cayman Islands or at such other place as the Directors may from time to time decide.

3.

The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by any law as provided by Section 7(4) of the Companies Act (as amended), and such object shall include, but without limitation to, the following:

a)

To carry on the business of an investment company and to act as promoters and entrepreneurs and to carry on business as financiers, capitalists, concessionaires, merchants, brokers, traders, dealers, agents, importers and exporters and to undertake and carry on and execute all kinds of investment, financial, commercial, mercantile, trading and other operations;

b)

To carry on whether as principals, agents or otherwise howsoever the business of realtors, developers, consultants, estate agents or managers, builders, contractors, engineers, manufacturers, dealers in or vendors of all types of property including services;

c)

To exercise and enforce all rights and powers conferred by or incidental to the ownership of any shares, stock, obligations or other securities including but without prejudice to the generality of the foregoing all such powers of veto or control as may be conferred by virtue of the holding by the Company of some special proportion of the issued or nominal amount thereof, to provide managerial and other executive, supervisory and consultant services for or in relation to any company in which the Company is interested upon such terms as may be thought fit;

d)

To purchase or otherwise acquire, to sell, exchange, surrender, lease, mortgage, charge, convert, turn to account, dispose of and deal with real and personal property and rights of all kinds and, in particular, mortgages, debentures, produce, concessions, options, contracts, patents, annuities, licenses, stocks, shares, bonds, policies, book debts, business concerns, undertakings, claims, privileges and choses in action of all kinds;

e)

To subscribe for, conditionally or unconditionally, to underwrite, issue on commission or otherwise, take, hold, deal in and convert stocks, shares and securities of all kinds and to enter into partnership or into any arrangement for sharing profits, reciprocal concessions or cooperation with any person or company and to promote and aid in promoting, to constitute, form or organize any company, syndicate or partnership of any kind, for the purpose of acquiring and undertaking any property and liabilities of the Company or of advancing, directly or indirectly, the objects of the Company or for any other purpose which the Company may think expedient;

f)

To stand surety for or to guarantee, support or secure the performance of all or any of the obligations of any person, firm or company whether or not related or affiliated to the Company in any manner and whether by personal covenant or by mortgage, charge or lien upon the whole or any part of the undertaking, property and assets of the Company, both present and future, including its uncalled capital or by any such method and whether or not the Company shall receive valuable consideration therefore; and

g)

To engage in or carry on any other lawful trade, business or enterprise which may at any time appear to the Directors of the Company capable of being conveniently carried on in conjunction with any of the aforementioned businesses or activities or which may appear to the Directors of the Company likely to be profitable to the Company.

In the interpretation of this Memorandum in general and of this Article in particular no object, business or power specified or mentioned shall be limited or restricted by reference to or inference from any other object, business or power, or the name of the Company, or by the juxtaposition of two or more objects, businesses or powers and that, in the event of any ambiguity in this Article or elsewhere in this Memorandum, the same shall be resolved by such interpretation and construction as will widen and enlarge and not restrict the objects, businesses and powers of and exercisable by the Company.

4.

As provided by Section 27(2) of the Companies Act (as amended), the Company shall have and be capable of from time to time and at all times exercising any and all of the powers and functions at any time or from time to time exercisable by a natural person or body corporate in doing in any part of the world whether as principal, agent, contractor or otherwise whatever may be considered by it necessary for the attainment of its objects and whatever else may be considered by it as incidental or conducive thereto or consequential thereon, including, but without in any way restricting the generality of the foregoing, the power to make any alterations or amendments to this Memorandum and the Articles of the Company considered necessary or convenient in the manner set out in the Articles of the Company, and the power to do any of the following acts or things:

to pay all expenses of and incidental to the promotion, formation and incorporation of the Company; to register the Company to do business in any other jurisdiction; to sell, lease or dispose of any property of the Company; to draw, make, accept, endorse, discount, execute and issue promissory notes, debentures, bills of exchange, bills of lading, warrants and other negotiable or transferable instruments; to lend money or other assets and to act as guarantors; to borrow or raise money on the security of the undertaking or on all or any of the assets of the Company including uncalled capital or without security; to invest money of the Company in such manner as the Directors determine; to promote other companies; to sell the undertaking of the Company for cash or any other consideration; to distribute assets in specie to Members of the Company; to make charitable or benevolent donations; to pay pensions or gratuities or provide other benefits in cash or kind to Directors, officers, employees, past or present and their families; to purchase Directors and officers liability insurance and to carry on any trade or business and generally to do all acts and things which, in the opinion of the Company or the Directors, may be conveniently or profitably or usefully acquired and dealt with, carried on, executed or done by the Company in connection with the aforesaid business, provided that the Company shall only carry on the businesses for which a license is required under the laws of the Cayman Islands when so licensed under the terms of such laws.

5.	The liability of each Member is limited to the amount from time to time unpaid on such Member’s shares.

6.

The share capital of the Company is US$50,000 divided into (i) 494,983,478 ordinary shares, par value US$0.0001 per share (the “Ordinary Shares”), (ii) 118,202 redeemable convertible series Angel preferred shares, par value US$0.0001 per share (the “Series Angel Preferred Shares”), (iii) 165,379 redeemable convertible series Angel+ preferred shares, par value US$0.0001 per share (the “Series Angel+ Preferred Shares”), (iv) 179,701 redeemable convertible series Pre-A preferred shares, par value US$0.0001 per share (the “Series Pre-A Preferred Shares”), (v) 441,931 redeemable convertible series A preferred shares, par value US$0.0001 per share (the “Series A Preferred Shares”), (vi) 21,204 redeemable convertible series A+ preferred shares, par value US$0.0001 per share (the “Series A+ Preferred Shares”), (vii) 389,462 redeemable convertible series B preferred shares, par value US$0.0001 per share (the “Series B Preferred Shares”), (viii) 221,456 redeemable convertible series B2 preferred shares, par value US$0.0001 per share (the “Series B2 Preferred Shares”), (ix) 560,264 redeemable convertible Series B3 preferred shares, par value US$0.0001 per share (the “Series B3 Preferred Shares”), (x) 145,392 redeemable convertible Series B4-1 preferred shares, par value US$0.0001 per share (the “Series B4-1 Preferred Shares”), (xi) 279,589 redeemable convertible Series B4 preferred shares, par value US$0.0001 per share (the “Series B4 Preferred Shares”); (xii) 1,084,494 redeemable convertible Series C1 preferred shares, par value US$0.0001 per share (the “Series C1 Preferred Shares”), (xiii) 984,153 redeemable convertible Series D preferred shares, par value US$0.0001 per share (the “Series D Preferred Shares”), and (xiv) 425,295 redeemable convertible Series D+ preferred shares, par value US$0.0001 per share (the “Series D+ Preferred Shares”), with power for the Company insofar as is permitted by applicable law and these Articles (including without limitation Schedule A thereto), to redeem or purchase any of its shares and to increase or reduce the said capital and to issue any part of its capital, whether original, redeemed or increased with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions and so that unless the conditions of issue shall otherwise expressly declare every issue of shares whether declared to be preference or otherwise shall be subject to the powers hereinbefore contained.

7.	The Company may exercise the power contained in Section 206 of The Companies Act (as amended) to deregister in the Cayman Islands and be registered by way of continuation in some other jurisdiction.

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THE COMPANIES ACT (AS AMENDED) OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

EIGHTH AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

Dingdong (Cayman) Limited

(Adopted by Special Resolution on May 10, 2021)

1.	In these Articles, Table A in the Schedule to the Statute does not apply and, unless there is something in the subject or context inconsistent therewith:

2.

“Additional Equity Securities” means all Equity Securities issued by the Company; provided that the term “Additional Equity Securities” does not include (i) Employee Compensation Shares; (ii) Ordinary Shares issued or issuable in connection with any share split, share dividend, subdivision or other similar event of the Ordinary Shares in which all holders of Preferred Shares are entitled to participate on a pro rata basis; (iii) Ordinary Shares issued pursuant to the acquisition of another corporation or entity by the Company as duly approved by the Board (including the affirmative votes of the Investor Director Majority) by consolidation, merger, purchase of assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, all or substantially all assets of such other corporation or entity, or fifty percent (50%) or more of the equity ownership or voting power of such other corporation or entity; (iv) Equity Securities issued or issuable upon conversion or exercise of the Preferred Shares; (v) Equity Securities issued as a dividend or distribution on the Preferred Shares; or (vi) Equity Securities issued pursuant to a Qualified IPO.

“Affiliate” means, with respect to any specified Person, any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person, including, without limitation any general partner, officer, director, member or employee of such Person and any venture capital fund now or hereafter existing which is controlled by or under common control with one or more general partners or shares of the same management company with such Person. In the case of the holder of the Preferred Shares, the term “Affiliate” also includes (v) any controlling member of such holder, (w) any of such member’s or holder’s general partners, (x) the fund manager managing such member or holder (and general partners, limited partners and officers thereof) and other funds managed by such fund manager, and (y) trusts controlled by or for the benefit of any such Person referred to in (v), (w) or (x); provided that (aa) in no event shall any portfolio company owned, directly or indirectly, by investment funds managed by General Atlantic Service Company, L.P., be deemed an Affiliate of GA, (bb) in no event shall any portfolio company owned, directly or indirectly, by investment funds managed by Coatue or any other funds promoted, sponsored, managed, advised or serviced by Coatue Management, L.L.C., be deemed an Affiliate of Coatue, (cc) in no event shall any portfolio company owned, directly or indirectly, by investment funds managed by the general partner of DST Global or any other funds promoted, sponsored, managed, advised or serviced by the general partner of DST Global (or any of its Affiliates), be deemed an Affiliate of DST Global, (dd) in no event shall any portfolio company owned, directly or indirectly, by investment funds managed by SVF or any other funds promoted, sponsored, managed, advised or serviced by the general partner of SVF, be deemed an Affiliate of SVF, and (ee) in no event shall any portfolio company owned, directly or indirectly, by investment funds managed by Boyu or any other funds promoted, sponsored, managed, advised or serviced by the general partner of Boyu, be deemed an Affiliate of Boyu. Notwithstanding the foregoing, the parties acknowledge and agree that (a) the name “Sequoia Capital” is commonly used to describe a variety of entities (collectively, the “Sequoia Entities”) that are affiliated by ownership or operational relationship and engaged in a broad range of activities related to investing and securities trading and (b) notwithstanding any other provision of the Shareholders’ Agreement to the contrary, the Shareholders’ Agreement and these Articles shall not be binding on, or restrict the activities of, any Non-Party. For purposes of the foregoing: “Non-Party” means any Person that is any of the following: (i) a Sequoia Entity outside of the Sequoia China Sector Group, (ii) an entity primarily engaged in investment and trading in the secondary securities market; (iii) the ultimate beneficial owner of a Sequoia Entity (or its general partner or ultimate general partner) who is a natural person, and such person’s relatives (including but without limitation, such person’s spouse, parents, children, siblings, mother-in-law and father-in-law and brothers and sisters-in-law), (iv) an officer, director or employee of a Sequoia Entity (or its general partner or ultimate general partner) or such person’s relatives; (v) for the avoidance of doubt, a portfolio company of any Sequoia Entity or portfolio company of any affiliated investment fund or investment vehicle of any Sequoia Entity; (vi) CMC Inc. or its subsidiaries; (vii) the limited partners or ultimate limited partners of any of CMC Dynamite Holdings Limited, CMC Dynamite Holdings II Limited, CMC Dynamite Holdings III Limited, CMC Dynamite Holdings IV Limited, Alpha Yasai Holdings Limited, CMC Inc., and Starquest; or (viii) for the avoidance of doubt, a portfolio company of any of CMC Dynamite Holdings Limited, CMC Dynamite Holdings II Limited, CMC Dynamite Holdings III Limited, CMC Dynamite Holdings IV Limited, Alpha Yasai Holdings Limited, CMC Inc.; (ix) Starquest, and their respective Affiliates; (x) any limited partners of Coatue or any other funds promoted, sponsored, managed, advised or serviced by Coatue Management, L.L.C., and (xi) any limited partners of DST Global or any other funds promoted, sponsored, managed, advised or serviced by the general partner of DST Global (or any of its Affiliates); and the “Sequoia China Sector Group” means all Sequoia Entities (whether currently existing or formed in the future) that are principally focused on companies located in, or with connections to, the People’s Republic of China that are exclusively managed by Sequoia Capital.

“Articles” means the Eighth Amended and Restated Articles of Association as amended from time to time by Special Resolution.

“as adjusted” means as appropriately adjusted for any subsequent bonus issue, share split, consolidation, subdivision, reclassification, recapitalization or similar arrangements.

“Auditors” or “Auditor” means an accounting firm retained by the Company with the prior written consent of the Investor Majority.

“BAI” means BAI GmbH and/or any of its Affiliates.

“BAI CB” means the convertible bonds of the Company in the aggregate principal amount of US$24,000,000 purchased by BAI GmbH on July 8, 2019.

“Board” means the board of directors of the Company.

“Boyu” means Dynasty Orchid Limited.

“Budget” has the meaning ascribed to it in Section 3.1(c) of the Shareholders’ Agreement.

“Business Day” means any day, other than a Saturday, Sunday or other day on which the commercial banks in United States, United Kingdom, Japan, Singapore, Cayman Islands, PRC, Singapore, and Hong Kong are authorized or required to be closed.

“BVI Co” means Dingdong Fresh Holding Limited, a BVI business company incorporated with limited liability under the laws of British Virgin Islands, which is solely owned by the Company.

“Investor CBs” means collectively, the Starquest CB, CMC CB, Qiming CB, LFC CB and BAI CB.

“Closing” has the meaning ascribed to it in the Shareholders’ Agreement.

“CMC” means CMC Dynamite Holdings Limited, CMC Dynamite Holdings II Limited, CMC Dynamite Holdings III Limited, CMC Dynamite Holdings IV Limited, Alpha Yasai Holdings Limited, and/or any of their respective Affiliates.

“CMC CB” means the convertible bonds of the Company in the aggregate principal amount of US$10,000,000 purchased by CMC Dynamite Holdings III Limited on June 6, 2019.

“CMC Director” has the meaning specified in Section 7(b) of Schedule A.

“Coatue” means Coatue PE Asia 48 LLC.

“Company” means Dingdong (Cayman) Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands.

“Constitutional Document(s)” means the constitutional documents of the respective Group Company, as amended from time to time, which may include, as applicable, memoranda and articles of association, by laws, articles of associations, joint venture contracts and the like.

“Control” or “control” of a given Person means the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, which power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of directors holding a majority of the votes of the board of directors of such Person; the terms “Controlling” and “Controlled” (and their lower-case counterparts) have meanings correlative to the foregoing.

“Conversion Price” means, with respect to each Series Angel Preferred Share, the Series Angel Conversion Price, with respect to each Series Angel+ Preferred Share, the Series Angel+ Conversion Price, with respect to each Series Pre-A Preferred Share, the Series Pre-A Conversion Price, with respect to each Series A Preferred Share, the Series A Conversion Price, with respect to each Series A+ Preferred Share, the Series A+ Conversion Price, with respect to each Series B Preferred Share, the Series B Conversion Price, with respect to each Series B2 Preferred Share, the Series B2 Conversion Price, with respect to each Series B3 Preferred Share, the Series B3 Conversion Price, with respect to each Series B4-1 Preferred Share, the Series B4-1 Conversion Price, with respect to each Series B4 Preferred Share, the Series B4 Conversion Price, with respect to each Series C1 Preferred Share, the Series C1 Conversion Price, with respect to each Series D Preferred Share, the Series D Conversion Price, and with respect to each Series D+ Preferred Share, the Series D+ Conversion Price, as applicable.

“CTG” means CTG Evergreen Investment C Limited and/or any of its Affiliates.

“CTG Director” has the meaning specified in Section 7(b) of Schedule A.

“Conversion Share” has the meaning specified in Section 4(c) of Schedule A.

“Dachen Series A Director” has the meaning specified in Section 7(b) of Schedule A.

“Debenture” means debenture stock, mortgages, bonds and any other such securities of the Company whether constituting a charge on the assets of the Company or not.

“Director” means a member of the Board.

“Domestic Company” means Shanghai Yibaimi Network Technology Co., Ltd. (上海壹佰米网络科技有限公司), a limited liability company incorporated and existing under the laws of PRC.

“DST Global” means DST Asia VIII, together with its affiliated investment funds and/or entities who may be a party hereto from time to time.

“Encumbrances” means (a) any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, deed of trust, title retention, security interest or other encumbrance of any kind securing, or conferring any priority of payment in respect of, any obligation of any Person, including any right granted by a transaction which, in legal terms, is not the granting of security but which has an economic or financial effect similar to the granting of security under applicable law, (b) any lease, sub-lease, occupancy agreement, easement or covenant granting a right of use or occupancy to any Person, (c) any proxy, power of attorney, voting trust agreement, interest, option, right of first offer, negotiation or refusal or transfer restriction in favor of any Person and (d) any adverse claim as to title, possession or use.

“Employee Compensation Share” means 455,659 Ordinary Shares issued or issuable to employees, officers, directors or consultants of the Company either in connection with the provision of services to the Company or on exercise of any options to purchase Employee Compensation Shares granted under an ESOP or other arrangement approved by the Company’s Board, including the affirmative votes of the Investor Director Majority, including without limitation in connection with a restricted stock or other equity compensation plan or arrangement approved by the Company’s Board, including the affirmative votes of the Investor Director Majority (such number of Ordinary Shares shall be amended and approved by the Board and/or Members of the Company in accordance with these Articles and the Shareholders’ Agreement from time to time).

“Equity Securities” means, with respect to a given Person, any share, share capital, registered capital, ownership interest, partnership interest, equity interest, joint venture or other ownership interest of such Person, or any option, warrant, or right to subscribe for, acquire or purchase any of the foregoing, or any other security or instrument convertible into or exercisable or exchangeable for any of the foregoing, or any equity appreciation, phantom equity, equity plan or similar right with respect to such Person, or any contract of any kind for the purchase or acquisition from such Person of any of the foregoing, either directly or indirectly.

“ESOP” has the meaning specified in the Shareholders’ Agreement.

“Founder” means Liang Changlin (梁昌霖), a citizen of the PRC with the identification card number 340122197210228139.

“Founder Holdco” means BigRain Holding Limited, a limited liability company incorporated and existing under the laws of the British Virgin Islands.

“GA” means General Atlantic Singapore DD Pte. Ltd. and/or any of its Affiliates.

“GA Director” has the meaning specified in Section 7(b) of Schedule A.

“Group Companies” has the meaning specified in the Shareholders’ Agreement.

“HK Co” means Dingdong Fresh (Hong Kong) Limited, a company incorporated under the laws of Hong Kong, which is wholly owned by the BVI Co.

“Hupo” means ABACUS VICTORY LIMITED and/or any of its Affiliates.

“Investor Directors” means collectively the Red Star Series A Director, the Dachen Series A Director, the Series Pre-A Director, the Series Angel Director, the Tiger Director, the Sequoia Director, the CTG Director, the CMC Director, the GA Director and the SVF Director, and the term “Investor Director” means any of the foregoing.

“Investor Director Majority” means at least a majority of the Investor Directors.

“Investor Majority” means the holders of at least a majority of the then outstanding Preferred Shares, voting as a single class and on an as-converted basis.

“Investors” has the meaning as defined in the Shareholders’ Agreement.

“Law” means any constitutional provision, statute or other law, rule, regulation, official policy or interpretation of any governmental authority and any injunction, judgment, order, ruling, assessment or writ issued by any governmental authority.

“Liquidation Event” has the meaning specified in Section 2(b) of Schedule A.

“LFC” means LFC Investment Hong Kong Limited and/or any of its Affiliates.

“LFC CB” means the convertible bonds of the Company in the aggregate principal amount of US$10,000,000 purchased by Everbay Investment Limited on June 6, 2019, which was transferred to LFC, an Affiliate of Everbay Investment Limited, on December 20, 2019.

“Material Adverse Effect” means any fact, event, change, circumstance, or effect that causes, or is reasonably likely to cause, a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition or otherwise, property, prospects or results of operations of the Group Companies (taken as a whole) or on the ability of any Party to perform their obligations under the Transaction Documents or on the enforceability of any Transaction Documents against the Group Companies, either individually or when taken together with other effects.

“Member” has the meaning ascribed to it in the Statute.

“Memorandum” means the Eighth Amended and Restated Memorandum of Association of the Company as may be amended from time to time in accordance with the Statute and the Shareholders’ Agreement.

“Ordinary Resolution” except as otherwise provided by these Articles, has the same meaning as in the Statute and includes a unanimous resolution approved in writing as described therein.

“Ordinary Shares” has the meaning specified in the Memorandum.

“Ordinary Share Equivalents” means any rights, options, or warrants to purchase or exercisable for Ordinary Shares, or securities of any type (including any convertible loans or convertible notes) whatsoever that are, or may become, convertible into, exchangeable for or exercisable for said equity securities, including, without limitation, the Preferred Shares and the Ordinary Shares.

“Original Issue Price” means, with respect to each Series Angel Preferred Share, the Original Series Angel Issue Price, with respect to each Series Angel+ Preferred Share, the applicable Original Series Angel+ Issue Price, with respect to each Series Pre-A Preferred Share, the Original Series Pre-A Issue Price, with respect to each Series A Preferred Share, the Original Series A Issue Price, with respect to each Series A+ Preferred Share, the Original Series A+ Issue Price, with respect to each Series B Preferred Share, the Original Series B Issue Price, with respect to each Series B2 Preferred Share, the Original Series B2 Issue Price, with respect to each Series B3 Preferred Share, the Original Series B3 Issue Price, with respect to each Series B4-1 Preferred Share, the Original Series B4-1 Issue Price, with respect to each Series B4 Preferred Share, the Original Series B4 Issue Price, with respect to each Series C1 Preferred Share, the Original Series C1 Issue Price, with respect to each Series D Preferred Share, the Original Series D Issue Price, and with respect to each Series D+ Preferred Share, the Original Series D+ Issue Price, as applicable.

“Original Series A Issue Price” means US$39.27 per share, as appropriately adjusted for any share dividend, share split, combination of shares, reorganization, recapitalization, reclassification or other similar event affecting the Series A Preferred Shares, in any event being not less than par value.

“Original Series A+ Issue Price” means US$82.53 per share, as appropriately adjusted for any share dividend, share split, combination of shares, reorganization, recapitalization, reclassification or other similar event affecting the Series A+ Preferred Shares, in any event being not less than par value.

“Original Series Angel Issue Price” means with respect to each Series Angel Preferred Shares, US$12.23 per share, as appropriately adjusted for any share dividend, share split, combination of shares, reorganization, recapitalization, reclassification or other similar event affecting the Series Angel Preferred Shares, in any event being not less than par value.

“Original Series Angel+ Issue Price” means US$20.23 per share, as appropriately adjusted for any share dividend, share split, combination of shares, reorganization, recapitalization, reclassification or other similar event affecting the Series Angel+ Preferred Shares, in any event being not less than par value, provided that, the Original Series Angel+ Issue Price for each Series Angel+ Preferred Share issued to EatTogether shall be US$18.54 per share, as appropriately adjusted for any share dividend, share split, combination of shares, reorganization, recapitalization, reclassification or other similar event affecting the Series Angel Preferred Shares, in any event being not less than par value.

“Original Series B Issue Price” means US$117.90 per share, as appropriately adjusted for any share dividend, share split, combination of shares, reorganization, recapitalization, reclassification or other similar event affecting the Series B Preferred Shares, in any event being not less than par value.

“Original Series B2 Issue Price” means US$135.47 per share, as appropriately adjusted for any share dividend, share split, combination of shares, reorganization, recapitalization, reclassification or other similar event affecting the Series B2 Preferred Shares, in any event being not less than par value.

“Original Series B3 Issue Price” means US$196.34 per share, as appropriately adjusted for any share dividend, share split, combination of shares, reorganization, recapitalization, reclassification or other similar event affecting the Series B3 Preferred Shares, in any event being not less than par value.

“Original Series B4 Issue Price” means US$214.60 per share, as appropriately adjusted for any share dividend, share split, combination of shares, reorganization, recapitalization, reclassification or other similar event affecting the Series B4 Preferred Shares, in any event being not less than par value.

“Original Series B4-1 Issue Price” means US$197.11 per share, as appropriately adjusted for any share dividend, share split, combination of shares, reorganization, recapitalization, reclassification or other similar event affecting such Series B4-1 Preferred Shares, in any event being not less than par value.

“Original Series C1 Issue Price” means US$388.59 per share, as appropriately adjusted for any share dividend, share split, combination of shares, reorganization, recapitalization, reclassification or other similar event affecting the Series C1 Preferred Shares, in any event being not less than par value. For avoidance of doubt, the Original Series C1 Issue Price for each Series C1 Preferred Share issued to Starquest and/or its Affiliates, CMC, Qiming, LFC and BAI GmbH pursuant to the conversion of the applicable Investor CBs at the Closing shall be US$369.16.

“Original Series D Issue Price” means US$711.27 per share, as appropriately adjusted for any share dividend, share split, combination of shares, reorganization, recapitalization, reclassification or other similar event affecting the Series D Preferred Shares, in any event being not less than par value.

“Original Series D+ Issue Price” means US$775.93 per share, as appropriately adjusted for any share dividend, share split, combination of shares, reorganization, recapitalization, reclassification or other similar event affecting the Series D+ Preferred Shares, in any event being not less than par value.

“Original Series Pre-A Issue Price” means US$36.21 per share, as appropriately adjusted for any share dividend, share split, combination of shares, reorganization, recapitalization, reclassification or other similar event affecting the Series Pre-A Preferred Shares, in any event being not less than par value.

“Person” or “person” means any individual, sole proprietorship, partnership, firm, joint venture, estate, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or governmental or regulatory authority or other entity of any kind or nature.

“PRC” means the People’s Republic of China, but solely for the purposes of these Articles, excluding the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan.

“Preferred Shares” means, collectively, the Series Angel Preferred Shares, the Series Angel+ Preferred Shares, the Series Pre-A Preferred Shares, the Series A Preferred Shares, the Series A+ Preferred Shares, the Series B Preferred Shares, the Series B2 Preferred Shares, the Series B3 Preferred Shares, the Series B4-1 Preferred Shares, the Series B4 Preferred Shares, the Series C1 Preferred Shares, the Series D Preferred Shares and the Series D+ Preferred Shares (with each of such Preferred Shares being referred to as a “Preferred Share”).

“Principal Business” means the E-commerce business of fresh food and other groceries.

“Qiming” means QIMING VENTURE PARTNERS VI, L.P. and QIMING MANAGING DIRECTORS FUND VI, L.P., and/or any of their Affiliates.

“Qiming CB” means the convertible bonds of the Company in the aggregate principal amount of US$10,000,000 purchased by Qiming on June 6, 2019.

“Qualified IPO” means a firm underwritten public offering of the shares or other equity securities of the Company or the Group Companies (or as the case may be, the shares or other equity securities of the relevant entity resulting from any merger, reorganization or other arrangements made by or to the Company or the Group Companies for the purposes of a firm underwritten public offering) on the Hong Kong Stock Exchange, New York Stock Exchange or Nasdaq that has been registered under the applicable securities Laws with minimum market capitalization of no less than 1.23 × US$5,130,000,000 (prior to completion of the IPO), in which the Company raises a gross amount of RMB2,000,000,000 or more (or their equivalents in other currency or currencies calculated on the then prevailing exchange rate), after deduction of any underwriting discounts and registration expenses, and per share price immediately prior to such public offering being no less than 1.23 × US$775.93, subject to adjustment from time to time for any share dividend, share split, combination of shares, reorganization, recapitalization, reclassification or other similar event and without considering any increase, decrease or adjustment of shares reserved for or issued to the ESOP, or in a similar public offering of such shares or other equity securities in another jurisdiction which results in such shares or other equity securities trading publicly on a recognized international securities exchange, excluding the National Equities Exchange and Quotations of the PRC, provided that such offering satisfies the foregoing pre-offering market capitalization and gross proceeds and that the regulatory framework of such other jurisdiction and securities exchange is reasonably as robust as that of Hong Kong or United States, and further provided that the foregoing thresholds may not be changed without the prior written consent of the holders of the majority of the Series D+ Preferred Shares.

“Redemption Closing” has the meaning specified in Section 5(c)(iii) of Schedule A.

“Redemption Notice” has the meaning specified in Section 5(c)(i) of Schedule A.

“Redemption Price” has the meaning specified in Section 5(c)(ii) of Schedule A.

“Redemption Requesting Holders” has the meaning specified in Section 5(c)(i) of Schedule A.

“Red Star Series A Director” has the meaning specified in Section 7(b) of Schedule A.

“Registered Office” means the registered office for the time being of the Company.

“Required Consenters” has the meaning specified in Article 50.

“RMB” means the Renminbi Yuan, the lawful currency of the PRC.

“SAFE” means the State Administration of Foreign Exchange and its local branches.

“SAFE Rules and Regulations” means the Circular of the State Administration of Foreign Exchange on Relevant Issues concerning Foreign Exchange Administration for Domestic Residents to Engage in Overseas Investment or Financing and in Return Investment via Special Purpose Vehicles promulgated on July 4, 2014, and any other related guidelines, implementing rules, reporting and registration requirements issued, by the State Administration of Foreign Exchange and its local branches.

“Schedule A” means Schedule A to these Articles, as amended from time to time.

“Seal” means the common seal of the Company and includes every duplicate seal.

“Secretary” includes an assistant secretary and any person appointed to perform the duties of Secretary of the Company.

“Sequoia” means SCC Growth V Holdco P, Ltd and/or any of its Affiliates.

“Sequoia Director” has the meaning specified in Section 7(b) of Schedule A.

“Series A Conversion Price” has the meaning specified in Section 4 of Schedule A.

“Series A Liquidation Amount” has the meaning specified in Section 2(a)(ix) of Schedule A.

“Series A Redemption Price” has the meaning specified in Section 5(c)(ii) of Schedule A.

“Series A Preferred Shares” has the meaning specified in the Memorandum.

“Series A+ Conversion Price” has the meaning specified in Section 4 of Schedule A.

“Series A+ Liquidation Amount” has the meaning specified in Section 2(a)(ix) of Schedule A.

“Series A+ Redemption Price” has the meaning specified in Section 5(c)(ii) of Schedule A.

“Series A+ Preferred Shares” has the meaning specified in the Memorandum.

“Series Angel Conversion Price” has the meaning specified in Section 4 of Schedule A.

“Series Angel Director” has the meaning specified in Section 7(b) of Schedule A.

“Series Angel Liquidation Amount” has the meaning specified in Section 2(a)(xiii) of Schedule A.

“Series Angel Redemption Price” has the meaning specified in Section 5(c)(ii) of Schedule A.

“Series Angel Preferred Shares” has the meaning specified in the Memorandum.

“Series Angel+ Conversion Price” has the meaning specified in Section 4 of Schedule A.

“Series Angel+ Liquidation Amount” has the meaning specified in Section 2(a)(xii) of Schedule A.

“Series Angel+ Redemption Price” has the meaning specified in Section 5(c)(ii) of Schedule A.

“Series Angel+ Preferred Shares” has the meaning specified in the Memorandum.

“Series B Preferred Shares” has the meaning specified in the Memorandum.

“Series B Conversion Price” has the meaning specified in Section 4 of Schedule A.

“Series B Liquidation Amount” has the meaning specified in Section 2(a)(viii) of Schedule A.

“Series B Redemption Price” has the meaning specified in Section 5(c)(ii) of Schedule A.

“Series B2 Preferred Shares” has the meaning specified in the Memorandum.

“Series B2 Conversion Price” has the meaning specified in Section 4 of Schedule A.

“Series B2 Liquidation Amount” has the meaning specified in Section 2(a)(vii) of Schedule A.

“Series B2 Redemption Price” has the meaning specified in Section 5(c)(ii) of Schedule A.

“Series B3 Preferred Shares” has the meaning specified in the Memorandum.

“Series B3 Closing” has the meaning as defined in the Shareholders’ Agreement.

“Series B3 Conversion Price” has the meaning specified in Section 4 of Schedule A.

“Series B3 Liquidation Amount” has the meaning specified in Section 2(a)(vi) of Schedule A.

“Series B3 Redemption Price” has the meaning specified in Section 5(c)(ii) of Schedule A.

“Series B4 Closing” has the meaning as defined in the Shareholders’ Agreement.

“Series B4 Preferred Shares” has the meaning specified in the Memorandum.

“Series B4 Conversion Price” has the meaning specified in Section 4 of Schedule A.

“Series B4 Liquidation Amount” has the meaning specified in Section 2(a)(iv) of Schedule A.

“Series B4 Redemption Price” has the meaning specified in Section 5(c)(ii) of Schedule A.

“Series B4-1 Preferred Shares” has the meaning specified in the Memorandum.

“Series B4-1 Conversion Price” has the meaning specified in Section 4 of Schedule A.

“Series B4-1 Liquidation Amount” has the meaning specified in Section 2(a)(v) of Schedule A.

“Series B4-1 Redemption Price” has the meaning specified in Section 5(c)(ii) of Schedule A.

“Series C1 Closing” has the meaning as defined in the Shareholders’ Agreement.

“Series C1 Preferred Shares” has the meaning specified in the Memorandum.

“Series C1 Conversion Price” has the meaning specified in Section 4 of Schedule A.

“Series C1 Liquidation Amount” has the meaning specified in Section 2(a)(iii) of Schedule A.

“Series C1 Redemption Price” has the meaning specified in Section 5(c)(ii) of Schedule A.

“Series D Preferred Shares” has the meaning specified in the Memorandum.

“Series D Conversion Price” has the meaning specified in Section 4 of Schedule A.

“Series D Liquidation Amount” has the meaning specified in Section 2(a)(ii) of Schedule A.

“Series D Redemption Price” has the meaning specified in Section 5(c)(ii) of Schedule A.

Series D+ Preferred Shares” has the meaning specified in the Memorandum.

“Series D+ Conversion Price” has the meaning specified in Section 4 of Schedule A.

“Series D+ Liquidation Amount” has the meaning specified in Section 2(a)(i) of Schedule A.

“Series D+ Redemption Price” has the meaning specified in Section 5(c)(ii) of Schedule A.

“Series Pre-A Director” has the meaning specified in Section 7(b) of Schedule A.

“Series Pre-A Preferred Shares” has the meaning specified in the Memorandum.

“Series Pre-A Conversion Price” has the meaning specified in Section 4 of Schedule A.

“Series Pre-A Liquidation Amount” has the meaning specified in Section 2(a)(xi) of Schedule A.

“Series Pre-A Redemption Price” has the meaning specified in Section 5(c)(ii) of Schedule A.

“Shareholders’ Agreement” means the Sixth Amended and Restated Shareholders’ Agreement entered into by and among the Group Companies, the Founder, the Founder Holdco, the Investors and certain other parties thereto, dated May 10, 2021, as amended, updated and restated from time to time.

“Share Restriction Agreement” means the First Amended and Restated Share Restriction Agreement dated May 7, 2019 by and among the Company, the Founder, the Founder Holdco and certain other parties thereto, as amended, updated and restated from time to time.

“Special Resolution” except as otherwise provided by these Articles, has the same meaning as in the Statute and includes a unanimous resolution approved in writing by all the Members as described therein.

“Statute” means the Companies Act (as amended) of the Cayman Islands, and every statutory modification or re-enactment thereof for the time being in force.

“Starquest” means Cookico (BVI) Limited and/or any of its Affiliates, successors, permitted transferees or assignees

“Starquest’s Related Fund” means the fund having the same or in substance the same key person, Mr. ZHENG Tuo (郑拓), as Starquest.

“Starquest CB” means the convertible bonds of the Company in the aggregate principal amount of US$30,000,000 purchased by Starquest on June 6, 2019.

“SVF” means SVF II Cortex Subco (DE) LLC.

“Tiger” means Internet Fund V Pte. Ltd. and/or any of its Affiliates.

“Tiger Director” has the meaning specified in Section 7(b) of Schedule A.

“Trade Sale” means any of the following events: (i) the acquisition of any Group Company (whether by a sale of equity, merger or consolidation) in which in excess of 50% of such Group Company’s voting power outstanding before such transaction is consummated; (ii) the sale, transfer or other disposition of all or substantially all of the assets, or intellectual property of any Group Company; or (iii) the exclusive licensing of all or substantially all of any Group Company’s intellectual properties.

“Transaction Documents” has the meaning specified in the Shareholders’ Agreement.

“US$” means the United States dollar, the lawful currency of the United States of America.

“Written” and “in writing” include all modes of representing or reproducing words in visible form.

3.	The business of the Company may be commenced as soon after incorporation as the Directors shall see fit, notwithstanding that only part of the shares may have been allotted.

4.	The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company including the expenses of registration.

5.	In these Articles:

a)	Words importing the singular number also include the plural number and vice-versa.

b)	Capitalized but otherwise undefined terms herein shall have the same meaning given to such terms in the Shareholders’ Agreement.

c)	Words importing the masculine gender also include the feminine gender and vice-versa.

d)	The term “day” means “calendar day.”

e)

The phrase “directly or indirectly” means directly, or indirectly through one or more intermediate Persons or through contractual or other arrangements, and “direct or indirect” has the correlative meaning.

f)	“Include,” “including,” “are inclusive of” and similar expressions are not expressions of limitation and shall be construed as if followed by the words “without limitation”.

g)	A reference to any document is, unless otherwise specified, to that document as amended, consolidated, supplemented, novated or replaced from time to time.

h)

In calculations of share numbers, (i) references to a “fully-diluted basis” mean that the calculation is to be made assuming that all outstanding options, warrants and other Equity Securities convertible into or exercisable or exchangeable for Ordinary Shares (whether or not by their terms then currently convertible, exercisable or exchangeable) have been so converted, exercised or exchanged, (ii) references to a “non-diluted basis” mean that the calculation is to be made taking into account only Ordinary Shares then in issue and under reservation, and (iii) references to an “as converted basis” mean that the calculation is to be made assuming that all Preferred Shares in issue and under reservation have been converted into Ordinary Shares. Any reference to or calculation of Shares in issue shall exclude treasury shares.

i)	References to an “officer” or the “officers” of a Person shall include the legal representative of such Person.

j)	References to “writing” and “written” include any mode of reproducing words in a legible and non-transitory form including emails and faxes.

k)	Sections 8 and 19 of the Electronic Transactions Law shall not apply.

CERTIFICATES FOR SHARES

6.

The Company shall maintain a register of its Members. A Member shall only be entitled to a share certificate if the Directors resolve that share certificates shall be issued. Certificates representing shares of the Company shall be in such form as shall be determined by the Directors. Such certificates may be under Seal. Share certificates shall be signed by one or more Directors or other persons authorized by the Directors. The Directors may authorize certificates to be issued with the Seal and authorized signature(s) affixed by mechanical process. The Company shall not be bound to issue more than one (1) certificate for shares held jointly by more than one person and delivery of a certificate to one (1) joint holder shall be a sufficient delivery to all of them. All certificates for shares shall be consecutively numbered or otherwise identified and shall specify the shares to which they relate. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered in the register of Members of the Company. All certificates surrendered to the Company for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled.

7.

Notwithstanding Article 5 of these Articles, if a share certificate is defaced, lost, stolen, or destroyed, it may be renewed on payment of a fee of one dollar (US$1.00) or such lesser sum and on such terms (if any) as the Directors may reasonably prescribe to indemnify the Company from any loss incurred by it in connection with such certificate, including the payment of the expenses incurred by the Company in investigating evidence, as the Directors may prescribe.

ISSUE OF SHARES

8.

Subject to the provisions, if any, in the Memorandum or these Articles (including but not limited to Schedule A), to any direction that may be given by the Company in a general meeting, the right of first offer under the Shareholders’ Agreement, and without prejudice to any special rights previously conferred on the holders of existing shares, the Directors may allot, issue, grant options over or otherwise dispose of shares of the Company (including fractions of a share) with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise and to such persons, at such times and on such other terms as they think proper. The Company shall not issue shares in bearer form.

TRANSFER OF SHARES

8A.

Subject to the provisions in Schedule A, the Shareholders’ Agreement any other agreements binding on the Company, shares are transferable, and the Company will only register transfers of shares that are made in accordance with such agreements (including without limitation, the Shareholders’ Agreement) and will not register transfers of shares that are not made in accordance with such agreements (including without limitation, the Shareholders’ Agreement) and the provisions in Schedule A. The instrument of transfer of any share shall be in writing and shall be executed by or on behalf of the transferor, and the transferor shall be deemed to remain the holder of a share until the name of the transferee is entered in the register in respect thereof.

REDEMPTION AND PURCHASE OF SHARES

9.

Subject to the provisions of the Statute, the Memorandum and these Articles (including without limitation Schedule A), shares may be issued on the terms that they are, or at the option of the Company or the holder are, to be redeemed on such terms and in such manner as the Company, before the issue of the shares, may by Special Resolution determine.

10.

Subject to the provisions of the Statute, the Memorandum and these Articles (including without limitation Schedule A), the Company may purchase its own shares (including fractions of a share), including any redeemable shares, provided that the manner of purchase has first been authorized by the Company in general meeting and may make payment therefore in any manner authorized by the Statute (unless the redemption is in respect of the Preferred Shares in which case the redemption must be effected in accordance with Schedule A to these Articles), including out of capital.

VARIATION OF RIGHTS OF SHARES

11.

Subject to Schedule A, if at any time the share capital of the Company is divided into different classes or series of shares, the rights attached to any class or series may not, whether or not the Company is being wound-up, be varied without the consent in writing of the holders of at least a majority of the issued shares of that class or series.

12.

The provisions of these Articles relating to general meetings shall apply to every such general meeting of the holders of one class of shares except that the necessary quorum shall be any one (1) or more Members, attending in person or by proxy, representing at least a majority of the issued shares of the class and that any holder of shares of the class present in person or by proxy may demand a poll.

13.

Subject to Schedule A, the rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

COMMISSION ON SALE OF SHARES

14.

Subject to the provisions of the Statute and these Articles (including but not limited to Schedule A), the Company may (i) pay a commercially reasonable commission to any person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any shares of the Company, which commissions may be satisfied by the payment of cash or the lodgment of fully or partly paid-up shares or partly in one way and partly in the other and (ii) pay, on any issue of shares, such brokerage fees as may be lawful and commercially reasonable.

NON-RECOGNITION OF TRUSTS

15.

No person shall be recognized by the Company as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognize (even when having notice thereof), any equitable, contingent, future, or partial interest in any share, or any interest in any fractional part of a share, or (except only as is otherwise provided by these Articles or the Statute) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

REGISTRATION OF EMPOWERING INSTRUMENTS

16.

The Company shall be entitled to charge a fee not exceeding one dollar (US$1.00) on the registration of every probate, letters of administration, certificate of death or marriage, power of attorney, or other instrument.

TRANSMISSION OF SHARES

17.

In case of the death of a Member, the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole holder, shall be the only persons recognized by the Company as having any title to his interest in the shares, but nothing herein contained shall release the estate of any such deceased holder from any liability in respect of any shares which had been held by him solely or jointly with other persons.

18.

Any person becoming entitled to a share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may from time to time be required by the Directors and, subject as hereinafter provided, elect either to be registered himself as holder of the share or to make such transfer of the share to such other person nominated by him as the deceased or bankrupt person could have made and to have such person registered as the transferee thereof, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by that Member before his death or bankruptcy as the case may be. If the person so becoming entitled shall elect to be registered himself as holder, such person shall deliver or send to the Company a notice in writing signed by such person so stating such election.

19.

A person becoming entitled to a share by reason of the death or bankruptcy or liquidation or dissolution of the holder (or in any other case than by voluntary transfer) shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a Member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company; provided that the Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share and if the notice is not complied with within ninety (90) days the Directors may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the share until the requirements of the notice have been complied with.

AMENDMENT OF MEMORANDUM OF ASSOCIATION, ALTERATION OF

CAPITAL & CHANGE OF LOCATION OF REGISTERED OFFICE

20.

Subject to the provisions of the Statute and these Articles (including but not limited to Section 6 of Schedule A), the Company may from time to time alter or amend its Memorandum with respect to any objects, powers or other matters specified therein to:

a)

by Ordinary Resolution increase the share capital by such sum to be divided into shares of such amount or without nominal or par value as the resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine;

b)	by Ordinary Resolution consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

c)	by Ordinary Resolution divide or subdivide all or any of its share capital into shares of smaller amount than is fixed by the Memorandum or into shares without nominal or par value; or

d)

by Ordinary Resolution cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

21.	All new shares created hereunder shall be subject to the same provisions with reference to transfer, transmission, and otherwise as the shares in the original share capital.

22.

Subject to the provisions of the Statute and these Articles (including but not limited to Schedule A), the Company may by Special Resolution reduce its share capital and any capital redemption reserve fund.

23.	Subject to the provisions of the Statute and these Articles (including but not limited to Schedule A), the Company may by resolution of the Directors change the location of its registered office.

CALL ON SHARES

24.

Subject to the terms on which such Shares have been issued the Directors may, from time to time, make calls upon the Members in respect of any monies unpaid on their Shares (other than any Series B4-1 Preferred Shares) (whether in respect of par value or premium), and each Member shall (subject to receiving at least fourteen days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on the Shares. A call may be revoked or postponed as the Directors may determine. A call may be required to be paid by instalments. A person upon whom a call is made shall remain liable for calls made upon that person notwithstanding the subsequent Transfer of the Shares in respect of which the call was made.

25.	A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed.

26.	The joint holders of a Share shall be jointly and severally liable to pay all calls in respect thereof.

27.

If a call remains unpaid after it has become due and payable, the person from whom it is due shall pay interest on the amount unpaid from the day it became due and payable until it is paid at such rate as the Directors may determine, but the Directors may waive payment of the interest wholly or in part.

28.

An amount payable in respect of a Share on issue or allotment, or on any fixed date, whether on account of the par value of the Share or premium or otherwise, shall be deemed to be a call and if it is not paid all the provisions of these Articles shall apply as if that amount had become due and payable by virtue of a call.

29.	The Directors may issue Shares with different terms as to the amount and times of payment of calls, or the interest to be paid.

30.

The Directors may, if they think fit, receive an amount from any Member willing to advance all or any part of the monies uncalled and unpaid upon any Shares held by it, and may (until the amount would otherwise become payable) pay interest at such rate as may be agreed upon between the Directors and the Member paying such amount in advance.

31.

No such amount paid in advance of calls shall entitle the Member paying such amount to any portion of a dividend declared in respect of any period prior to the date upon which such amount would, but for such payment, become payable.

FORFEITURE OF SHARES

32.

If a call remains unpaid after it has become due and payable the Directors may give to the person from whom it is due not less than fourteen clear days’ notice requiring payment of the amount unpaid together with any interest, which may have accrued. The notice shall specify where payment is to be made and shall state that if the notice is not complied with the Shares in respect of which the call was made will be liable to be forfeited.

33.

If the terms of the notice referred to in the previous Articles are not complied with, any Share (other than any Series B4-1 Preferred Share) in respect of which such notice was given may, before the payment required by the notice has been made, be forfeited by a resolution of the Directors. Such forfeiture shall include all dividends or other monies declared payable in respect of the forfeited Share and not paid before the forfeiture.

34.

A forfeited Share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the Directors think fit. Where, for the purposes of its disposal, a forfeited Share is to be Transferred to any person the Directors may authorise any person to execute an instrument of Transfer of the Share in favour of that person.

35.

A person, any of whose Shares have been forfeited, shall cease to be a Member in respect of them and shall surrender to the Company for cancellation any certificate for the Shares forfeited. That person shall however remain liable to pay to the Company all monies which, at the date of forfeiture, were payable by such person to the Company in respect of those Shares, together with interest thereon at the rate specified by the Directors, but such person’s liability shall cease if and when the Company shall have received payment in full of all monies due and payable by such person in respect of those Shares.

36.

A certificate in writing under the hand of one Director or officer of the Company that a Share has been forfeited on a specified date shall be conclusive evidence of the fact as against all persons claiming to be entitled to the Share. The certificate shall (subject to the execution of an instrument of Transfer) constitute a good title to the Share and the person to whom the Share is disposed of shall not be bound to see to the application of the purchase money, if any, nor shall such person’s title to the Share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the Share.

37.

The provisions of these Articles as to forfeiture of Shares shall apply in the case of non-payment of any sum which, pursuant to the terms of issue of a Share, becomes payable at a fixed time, whether on account of the par value of the Share or by way of premium as if it had been payable by virtue of a call duly made and notified.

LIEN ON SHARES

38.

The Company shall have a first and paramount lien on all Shares (other than any Series B4-1 Preferred Shares) (whether fully paid-up or not) registered in the name of a Member (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not) by such Member or such Member’s estate, either alone or jointly with any other person, whether a Member or not, but the Directors may at any time declare any Share to be wholly or in part exempt from the provisions of this Article 38. The registration of a Transfer of any such Share shall operate as a waiver of the Company’s lien thereon. The Company’s lien on a Share shall also extend to any amount payable in respect of that Share.

39.

The Company may sell, in such manner as the Directors think fit, any Shares on which the Company has a lien, if a sum in respect of which the lien exists is presently payable, and is not paid within fourteen clear days after notice has been given to the holder of the Shares, or to the person entitled to it in consequence of the death or bankruptcy of the holder, demanding payment and stating that if the notice is not complied with the Shares may be sold.

40.

To give effect to any such sale the Directors may authorise any person to execute an instrument of Transfer of the Shares sold to, or in accordance with the directions of, the purchaser. The purchaser or such purchaser’s nominee shall be registered as the holder of the Shares comprised in any such Transfer, and the purchaser shall not be bound to see to the application of the purchase money, nor shall the purchaser’s title to the Shares be affected by any irregularity or invalidity in the sale or the exercise of the Company’s power of sale under these Articles.

41.

The net proceeds of such sale after payment of costs, shall be applied in payment of such part of the amount in respect of which the lien exists as is presently payable and any balance shall (subject to a like lien for sums not presently payable as existed upon the Shares before the sale) be paid to the person entitled to the Shares at the date of the sale.

FIXING RECORD DATE

42.

The Directors may fix in advance a date as the record date for any determination of Members entitled to notice of or to attend or vote at a meeting of the Members. For the purpose of determining the Members entitled to receive payment of any dividend, the Directors may, at or within ninety (90) days prior to the date of declaration of such dividend, fix a subsequent date as the record date for such determination.

43.

If no record date is fixed for the determination of Members entitled to notice of or to attend or vote at a meeting of Members or Members entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to attend or receive notice of, attend or vote at any meeting of Members has been made as provided in this Article 43, such determination shall apply to any adjournment thereof.

GENERAL MEETING

44.	All general meetings other than annual general meetings shall be called extraordinary general meetings.

45.

The Company may hold a general meeting as its annual general meeting but shall not (unless required by Statute) be obliged to hold an annual general meeting. The annual general meeting, if held, shall be held at such time and place as the Directors shall appoint with notices properly given pursuant to Article 50. At these meetings the report of the Directors (if any) shall be presented.

46.

The Directors may call general meetings, and they shall, on the requisition of Members of the Company holding at the date of deposit of the requisition not less than ten percent (10%) of the paid up capital of the Company as at the date of the deposit carries the right of voting at general meetings of the Company, forthwith proceed to convene an extraordinary general meeting of the Company.

47.

The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the registered office of the Company and may consist of several documents in like form each signed by one or more requisitionists.

48.

If the Directors do not within twenty-one (21) days from the date of the deposit of the requisition duly proceed to convene a general meeting, the requisitionists, or any of them representing not less than a majority of the aggregate voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three (3) months after the expiration of the said twenty-one (21) days.

49.	A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

NOTICE OF GENERAL MEETINGS

50.

At least five (5) days’ notice shall be given of an annual general meeting and at least twenty (20) days’ notice shall be given of any other general meeting unless such notice is waived either before, at or after such annual or other general meeting (a) in the case of a general meeting called as an annual general meeting, by all the Members entitled to attend and vote thereat or their proxies; and (b) in the case of any other general meeting, by holders of not less than the minimum number of shares required to approve the actions submitted to the Members for approval at such meeting, or their proxies (collectively, the “Required Consenters”). Every notice shall be exclusive of the day on which it is given or deemed to be given and shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given in the manner hereinafter mentioned; provided that any general meeting of the Company shall, whether or not the notice specified in this Article has been given and whether or not the provisions of Articles 46-50 have been complied with, be deemed to have been duly convened if it is so agreed by the Required Consenters.

PROCEEDINGS AT GENERAL MEETINGS

51.

No business shall be transacted at any general meeting unless a quorum of Members is present at the time when the meeting proceeds to business. The holders of greater than fifty percent (50%) of the aggregate voting power of all of the shares (on an as-converted and fully-diluted basis) entitled to notice of and to attend and vote at such general meeting, including the holders of greater than fifty percent (50%) of Preferred Shares, present in person or by proxy or if a company or other non-natural person by its duly authorized representative shall be a quorum.

52.

A person shall be deemed to be present at a general meeting if he participates by telephone or other electronic means and all persons participating in the meeting are able to hear each other or if such person is represented by proxy in accordance with Articles 64-67.

53.

An action that may be taken by the Members at a meeting may also be taken by a resolution of Members consented to in writing or by telex, telegram, cable, facsimile or other written electronic communication, without the need for any notice, but if any resolution of members is adopted otherwise than by the unanimous written consent of all Members, a copy of such resolution shall forthwith be sent to all Members not consenting to such resolution. The consent may be in the form of counterparts, each counterpart being signed by one or more members. A Special Resolution to be passed by way of written resolution must be unanimous.

54.

If within two (2) hours from the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to next business day at the same time and place or to such other time and place as the directors may determine, and if at the adjourned meeting, a quorum is not present within an hour from the time appointed for the meeting, those present shall constitute a quorum.

55.

The chairman, if any, of the Board shall preside as chairman at every general meeting of the Company, or if there is no such chairman, or if he shall not be present within fifteen (15) minutes after the time appointed for the holding of the meeting, or is unwilling to act, the Members present shall elect one (1) of their number to be chairman of the meeting.

56.

The chairman may, with the consent of any general meeting duly constituted hereunder at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a general meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Otherwise it shall not be necessary to give any such notice.

57.

At any general meeting, a resolution put to the vote of the meeting shall be decided by the vote of the requisite majority pursuant to a poll of the Members (subject to the Statute, the Shareholders’ Agreement and these Articles (including Schedule A)). Unless otherwise required by Statute, the Shareholders’ Agreement or these Articles (including Schedule A), such requisite majority shall be a simple majority of votes cast (calculated on an as-converted basis).

VOTES OF MEMBERS

58.

Subject to these Articles (including but not limited to Schedule A), every Member of record present or, if such Member is a corporation or other non-natural person, such Member is present by its duly authorized representative, shall have one (1) vote for each share registered in his name in the register of Members.

59.

In the case of joint holders of record, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the register of Members.

60.

A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote by his committee, receiver, curator bonis, or other person in the nature of a committee, receiver or curator bonis appointed by that court, and any such committee, receiver, curator bonis, or other person may vote by proxy.

61.

No Member shall be entitled to vote at any general meeting unless he is registered as a Member of the Company on the record date for such meeting nor unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

62.

No objection shall be raised to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at such general meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the determination of the chairman of the general meeting to be exercised in his or her reasonable discretion.

63.	Votes may be given either personally or by proxy.

PROXIES

64.

The instrument appointing a proxy shall be in writing and shall be executed under the hand of the appointor or of his attorney duly authorized in writing, or, if the appointor is a corporation under the hand of an officer or attorney duly authorized in that behalf. A proxy need not be a Member of the Company.

65.

The instrument appointing a proxy shall be deposited at the registered office of the Company or at such other place as is specified for that purpose in the notice convening the meeting no later than the time for holding the meeting, or adjourned meeting.

66.	The instrument appointing a proxy may be in any usual or common form and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked.

67.

A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the share in respect of which the proxy is given provided that no intimation in writing of such death, insanity, revocation or transfer as aforesaid shall have been received by the Company at the registered office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

CORPORATE MEMBERS

68.

Any corporation which is a Member of record of the Company may in accordance with its articles or other governing documents, or in the absence of such provision by resolution of its directors or other governing body, authorize such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members of the Company, and the person so authorized shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Member of record of the Company.

SHARES THAT MAY NOT BE VOTED

69.

Shares of its own capital belonging to the Company or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

DIRECTORS

70.

There shall be a Board consisting of not more than eleven (11) persons, unless increased by a resolution adopted by Ordinary Resolution of the Members and with the consent required pursuant to Schedule A.

71.

Directors shall be entitled to be reimbursed for traveling, hotel and other expenses properly incurred by them in going to, attending and returning from meetings of the Directors, or any committee of the Directors, or general meetings of the Company, or otherwise in connection with the business of the Company, or to receive a fixed allowance in respect thereof as may be determined by the Directors (including the affirmative votes of the Investor Director Majority) from time to time, or a combination partly of one such method and partly the other. Subject to these Articles (including but not limited to Schedule A), the Directors (including the affirmative votes of the Investor Director Majority) may by resolution award special remuneration to any Director of the Company undertaking any special work or services for, or undertaking any special mission on behalf of, the Company other than his ordinary routine work as a Director.

72.

Subject to these Articles (including but not limited to Schedule A), a Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors (including the affirmative votes of the Investor Director Majority) may determine.

73.

Subject to these Articles (including but not limited to Schedule A), a Director may act by himself or his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

74.	A shareholder qualification for Directors may be fixed by the Company in general meeting, but unless and until so fixed no qualification shall be required.

75.

Subject to these Articles (including but not limited to Schedule A), a Director of the Company may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as shareholder or otherwise and no such Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

76.

In addition to any further restrictions set forth in these Articles (including but not limited to Schedule A), no person shall be disqualified from the office of Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director shall be in any way interested be or be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realized by any such contract or transaction by reason of such Director holding office or of the fiduciary relation thereby established. A Director shall be at liberty to vote in respect of any contract or transaction in which he is interested; provided that the nature of the interest of any Director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote thereon.

77.

A general notice or disclosure to the Directors or otherwise contained in the minutes of a Meeting or a written resolution of the directors or any committee thereof that a Director is a member of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure under this Article 77 and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

POWERS AND DUTIES OF DIRECTORS

78.

The business of the Company shall be managed by the Directors (or a sole Director if only one is appointed) who may pay all expenses incurred in promoting, registering and setting up the Company, and may exercise all such powers of the Company as are not inconsistent, from time to time by the Statute, or by these Articles, or as may be prescribed by the Company in general meeting provided that no regulations made by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if that regulation had not been made, and provided further that, for the avoidance of doubt and without limiting the generality of the foregoing, the Directors shall undertake none of those acts described in Section 6 of Schedule A without the prior approval therein required.

79.

The Directors may from time to time and at any time by powers of attorney appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorneys as the Directors may think fit and may also authorize any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

80.

All checks, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall from time to time by resolution determine.

81.	The Directors shall cause minutes to be made in books provided for the purpose:

1)	of all appointments of officers made by the Directors;

2)	of the names of the Directors (including those represented thereat by proxy) present at each meeting of the Directors and of any committee of the Directors; and

3)	of all resolutions and proceedings at all meetings of the Company and of the Directors and of committees of Directors.

Minutes of Board meetings shall be sent to each Investor Director within seven (7) days after such Board meetings.

82.

Subject to these Articles (including but not limited to Schedule A), the Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependents and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

83.

Subject to these Articles (including but not limited to Schedule A), the Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue Debentures whether outright or as security for any debt, liability or obligation of the Company or of any third party.

MANAGEMENT

84.	Subject to these Articles (including but not limited to Schedule A):

1)

The Directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the three next following paragraphs shall be without prejudice to the general powers conferred by this paragraph.

2)

The Directors from time to time and at any time may establish any committees (including a compensation committee), local boards or agencies for managing any of the affairs of the Company and may appoint any persons to be members of such committees or local boards or any managers or agents and may fix their remuneration, provided that each such committee, local boards and agencies shall include at least each Investor Director.

3)

The Directors from time to time and at any time may delegate to any such committee (including a compensation committee), local board, manager or agent any of the powers, authorities and discretions for the time being vested in the Directors and may authorize the members for the time being of any such local board, or any of them to fill up any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit and the Directors may at any time remove any person so appointed and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

4)	Any such delegates as aforesaid may be authorized by the Directors to sub-delegate all or any of the powers, authorities, and discretions for the time being vested in them.

PROCEEDINGS OF DIRECTORS

85.

Subject to these Articles (including but not limited to Schedule A), the Directors shall meet together for the dispatch of business, convening, adjourning and otherwise regulating their meetings as they think fit, and questions arising at any meeting shall be decided by the Directors holding a majority of the votes (unless a higher or special vote is required pursuant to the Statute or these Articles, including but not limited to Schedule A) of the Board present at a meeting at which there is a quorum, among which the Director appointed by the Founder Holdco shall have eleven (11) votes, and each other Director shall have one (1) vote. Except as otherwise provided by these Articles or approved by the Directors holding a majority of the votes of the Board, including the unanimous consent of the Investor Directors, the Board shall meet at least every six months.

86.

A Director may, and the secretary of the Company on the requisition of a Director, shall, at any time, summon a meeting of the Directors by at least five (5) Business Days’ notice in writing to every Director which notice shall set forth the general nature of the business to be considered and shall include the agenda of the Board meeting as well as all documents and materials to be circulated and Board papers; provided that notice is given pursuant to Articles 115-119; provided further that notice may be waived on behalf of all of the Directors before, after, or at the meeting by the vote or consent of all the Directors.

87.

The quorum necessary for the transaction of the business of the Directors are the Directors holding a majority of votes of Board, including each Investor Director; provided, however, if such quorum is not present within one hour after the time appointed for the relevant meeting for two (2) consecutive duly called meetings of Directors solely due to the failure of any Investor Director to attend such meetings of Directors after receiving proper notice, then the attendance of the Directors (regardless of the presence of such Investor Director) at the next duly called meeting of Directors shall constitute a quorum. For the purposes of this Article 87, a proxy appointed by a Director shall only be counted in a quorum at a meeting at which the Director appointing him is not present; provided always that if there shall at any time be only a sole Director the quorum shall be one (1).

88.

Subject to Article 87, the continuing Directors may act notwithstanding any vacancy in their body. However, if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

89.

The Directors may elect a chairman of their board and determine the period for which he is to hold office, but if no such chairman is elected, or if at any meeting the chairman is not present, the Directors present may choose one of their numbers to be chairman of the meeting.

90.

Subject to these Articles (including but not limited to Schedule A), the Directors may delegate any of their powers (subject to any limitations imposed on the Directors) to committees consisting of such member or members of the Board as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors and by these Articles (including but not limited to Schedule A). A committee may meet and adjourn as it thinks proper. Questions arising at any committee meeting shall be determined by a majority of votes of the members present (including the affirmative votes of the Investor Director Majority).

91.

The Company shall provide that members of the Board or of any committee thereof may participate in a meeting of the Board or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting; provided that a meeting of a Board or committee shall not be valid if the Company does not make such means of participation reasonably available to the members thereof.

92.

A resolution in writing (in one or more counterparts), signed by all the Directors for the time being or all the members of a committee of Directors shall be as valid and effectual as if it had been passed at a meeting of the Directors or committee as the case may be duly convened and held.

93.

A Director may be represented at any meetings of the Board by a proxy appointed by him in which event the presence or vote of the proxy shall for all purposes be deemed to be that of the Director. The provisions of Articles 64–67 shall apply, mutatis mutandis, to the appointment of proxies by Directors.

VACATION OF OFFICE OF DIRECTOR

94.

The office of a Director shall be vacated if he or she gives notice in writing to the Company that he or she resigns the office of Director, if he or she dies or if he or she is found a lunatic or becomes of unsound mind, and such vacated office may be filled only pursuant to Article 95 or 96, as applicable.

APPOINTMENT AND REMOVAL OF DIRECTORS

95.

The Directors of the Company may only be appointed as provided in Section 7 of Schedule A. Any Director who shall have been appointed by a specified Member or a specified group of Members may be removed during the aforesaid term of office, either for or without cause, or its vacancy occurring because of the death, resignation or removal shall be filled, by, and only by, the affirmative vote of such specified Member or the specified group of Members then entitled to appoint such Director in accordance with Section 7 of Schedule A.

PRESUMPTION OF ASSENT

96.

A Director who is present at a meeting of the Board at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

SEAL

97.

The Company may, if the Directors so determine, have a Seal which shall, subject to this Article 97, only be used by the authority of the Directors or of a committee of the Directors authorized by the Directors in that behalf and every instrument to which the Seal has been affixed shall be signed by at least one (1) person who shall be either a Director or the secretary or secretary-treasurer or some person appointed by the Directors for the purpose. The Company may have a duplicate Seal or Seals each of which shall be a facsimile of the Common Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used. A Director, secretary or other duly authorized officer or representative or attorney may without further authority of the Directors affix the Seal of the Company over his signature alone to any document of the Company required to be authenticated by him under Seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

OFFICERS

98.

The Company may have a president, a secretary or secretary-treasurer appointed by the directors who may also from time to time appoint such other officers as they consider necessary, all for such terms, at such remuneration to be determined by the Directors subject to the Section 7 of Schedule A and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors from time to time prescribe.

DIVIDENDS, DISTRIBUTIONS AND RESERVE

99.

Subject to the Statute and the provisions of these Articles (including but not limited to Schedule A), the Directors may from time to time declare dividends (including interim dividends) and distributions on shares of the Company outstanding and authorize payment of the same out of the funds of the Company lawfully available therefor.

100.

Subject to the Statute and the provisions of these Articles (including but not limited to Section 6 in Schedule A), the Directors may, before declaring any dividends or distributions, set aside such sums as they think proper as a reserve or reserves which shall at the discretion of the Directors, be applicable for any purpose of the Company and pending such application may, at the like discretion, be employed in the business of the Company.

101.	No dividend or distribution shall be payable except out of the profits of the Company, realized or unrealized, or out of the share premium account or as otherwise permitted by the Statute.

102.

Subject to the rights of persons, if any, with shares with special rights as to dividends or distributions, if dividends or distributions are to be declared on a class of shares they shall be declared and paid according to the amounts paid or credited as paid on the shares of such class outstanding on the record date for such dividend or distribution as determined in accordance with these Articles but no amount paid or credited as paid on a share in advance of calls shall be treated for the purpose of this Article 102 as paid on the share.

103.	The Directors may deduct from any dividend or distribution payable to any Member all sums of money (if any) presently payable by him to the Company on account of calls or otherwise.

104.

Subject to these Articles (including but not limited to Schedule A), the Directors may declare that any dividend or distribution be paid wholly or partly by the distribution of specific assets and in particular of paid up shares or Debentures of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees as may seem expedient to the Directors.

105.

Any dividend, distribution, interest or other monies payable in cash in respect of shares may be paid by check or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the holder who is first named on the register of Members or to such person and to such address as such holder or joint holders may in writing direct. Every such check or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any dividends, bonuses, or other monies payable in respect of the share held by them as joint holders.

106.	No dividend or distribution shall bear interest against the Company.

CAPITALIZATION

107.

Subject to these Articles (including but not limited to Schedule A), upon the recommendation of the Board, the Members may by Special Resolution authorize the Directors to capitalize any sum standing to the credit of any of the Company’s reserve accounts (including share premium account and capital redemption reserve fund) or any sum standing to the credit of profit and loss account or otherwise available for distribution and to appropriate such sum to Members in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend and to apply such sum on their behalf in paying up in full unissued shares for allotment and distribution credited as fully paid up to and amongst them in the proportion aforesaid. In such event the Directors shall do all acts and things required to give effect to such capitalization, with full power to the Directors to make such provisions as they think fit for the case of shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). Subject to these Articles (including but not limited to Schedule A), the Directors may authorize any person to enter into, on behalf of all of the Members interested, an agreement with the Company providing for such capitalization and matters incidental thereto and any agreement made under such authority shall be effective and legally binding on all concerned.

BOOKS OF ACCOUNT

108.	The Directors shall cause proper books of account to be kept with respect to:

(1)	All sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place;

(2)	All sales and purchases of goods by the Company; and

(3)	The assets and liabilities of the Company.

109.

Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

110.

Subject to any agreement binding on the Company (including without limitation the Shareholders’ Agreement), the Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors, and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Statute or authorized by the Company or otherwise in accordance with the Shareholders’ Agreement.

111.

The Directors may from time to time cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

AUDIT

112.

Subject to these Articles (including but not limited to Schedule A), the Board may at any time appoint or remove an Auditor or Auditors of the Company who shall hold office for a period specified by the Board.

113.

Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the Auditors.

114.

Auditors shall, following their appointment and at any other time during their term of office, upon request of the Directors, make a report on the accounts of the Company during their tenure of office.

NOTICES

115.

Notices shall be in writing and may be given by the Company or any person entitled to give notice to any Member either personally or by sending it by next-day or second-day courier service, fax, electronic mail or similar means to him or to his address as shown in the register of Members, such notice, if mailed, to be forwarded airmail if the address is outside the Cayman Islands.

(1)

Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a confirmation of delivery, and by two (2) days having passed after the letter containing the same is sent as aforesaid.

(2)

Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected on the same day that it has been properly addressed and sent through a transmitting organization, with a reasonable confirmation of delivery.

(3)	Any notice received in a day that is not a Business Day shall be deemed only to become effective on the immediately following Business Day.

116.	A notice may be given by the Company to the joint holders of record of a share by giving the notice to the joint holder first named on the register of Members in respect of the share.

117.

A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a share or shares in consequence of the death or bankruptcy of a Member by sending it, subject to Article 116 and Article 117, to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

118.	Notice of every general meeting shall be given in any manner hereinbefore authorized to:

(1)

every person shown as a Member in the register of Members as of the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the register of Members; and

(2)

every person upon whom the ownership of a share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Member of record where the Member of record but for his death or bankruptcy would be entitled to receive notice of the meeting.

119.	No other person shall be entitled to receive notices of general meetings pursuant to these Articles.

WINDING UP

120.	Subject to Schedule A, if the Company shall be wound up, any liquidator must be approved by a Special Resolution of the Company.

121.

If the Company shall be wound up, the assets available for distribution amongst the Members shall be distributed in accordance with Section 2 of Schedule A; provided that no Member shall be compelled to accept any shares or other securities whereon there is any liability.

INDEMNITY

122.

To the maximum extent permitted by applicable law, the Directors and officers for the time being of the Company and any trustee for the time being acting in relation to any of the affairs of the Company and their heirs, executors, administrators and personal representatives respectively shall be indemnified out of the assets of the Company from and against all actions, proceedings, costs, charges, losses, damages and expenses which they or any of them shall or may incur or sustain by reason of any act done or omitted in or about the execution of their duty in their respective offices or trusts, except such (if any) as they shall incur or sustain by or through their own willful neglect or willful default, and no such Director or officer or trustee shall be answerable for the acts, receipts, neglects or defaults of any other Director or officer or trustee or for joining in any receipt for the sake of conformity or for the solvency or honesty of any banker or other persons with whom any monies or effects belonging to the Company may be lodged or deposited for safe custody or for any insufficiency of any security upon which any monies of the Company may be invested or for any other loss or damage due to any such cause as aforesaid or which may happen in or about the execution of his office or trust unless the same shall happen through the willful neglect or willful default of such Director or officer or trustee.

123.

To the maximum extent permitted by applicable law, the Directors and officers for the time being of the Company and any trustee for the time being acting in relation to any of the affairs of the Company and their heirs, executors, administrators and personal representatives respectively shall not be personally liable to the Company or its Members for monetary damages for breach of their duty in their respective offices, except such (if any) as they shall incur or sustain by or through their own willful neglect or willful default respectively.

FINANCIAL YEAR

124.

Unless the Directors holding a majority of the votes of the Board agrees otherwise (which majority must include the Investor Director Majority), the financial year of the Company shall end on December 31 in each year and, following the year of incorporation, shall begin on January 1 in each year.

TRANSFER BY WAY OF CONTINUATION

125.

If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute and with the approval of (i) a Special Resolution and (ii) the Investor Majority, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

MERGERS AND CONSOLIDATIONS

126.

Subject to Schedule A and the Shareholders’ Agreement, the Company shall have the power to merge or consolidate with one or more other constituent companies (as defined in the Statute) upon such terms as the Directors may determine and (to the extent required by the Statute) with the approval of a Special Resolution (including the affirmative votes of the Investor Majority).

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SCHEDULE A

The holders of the Preferred Shares and Ordinary Shares shall, in addition to any other rights conferred on them under the Memorandum and these Articles have the rights set forth in this Schedule A, which forms part of these Articles of the Company. In the event of any inconsistency between the provisions set forth herein and other provisions of the Memorandum and these Articles, the provisions set forth herein shall prevail to the extent permitted by applicable laws.

1.	DIVIDENDS.

(a)

In each calendar year, the holders of the Preferred Share shall be entitled to receive dividends at a rate no less than the rate at which dividends are paid on any Ordinary Share (as adjusted for any share splits, share dividends, combinations, recapitalizations or similar transactions) for each Preferred Share held by such holders, payable in cash. All accrued but unpaid dividends shall be paid in cash when and as such cash becomes legally available to the holders of the Preferred Shares immediately prior to the closing of a Qualified IPO.

(b)

In the event the Company shall declare a dividend or distribution other than in cash, each holder of Preferred Shares shall be entitled to a proportionate share of any such distribution as though the holders of Preferred Shares were holders of the number of Ordinary Shares into which their Preferred Shares are convertible under these Articles as of the record date fixed for the determination of the holders of Ordinary Shares entitled to receive such distribution.

2.	LIQUIDATION PREFERENCE.

(a)	Liquidation Preferences. Upon any liquidation, dissolution, or winding up of the Company or any Liquidation Event, whether voluntary or involuntary:

(i)

Before any distribution or payment is made to the holders of the Series D Preferred Shares, the Series C1 Preferred Shares, the Series B4 Preferred Shares, the Series B4-1 Preferred Shares, the Series B3 Preferred Shares, the Series B2 Preferred Shares, the Series B Preferred Shares, the Series A+ Preferred Shares, the Series A Preferred Shares, the Series Pre-A Preferred Shares, the Series Angel+ Preferred Shares, the Series Angel Preferred Shares, the Ordinary Shares or any other class or series of shares (other than the Series D+ Preferred Shares) by its reason of his or its ownership of such shares, each holder of Series D+ Preferred Shares shall be entitled to receive an amount equal to the sum of one hundred percent (100%) of its Original Series D+ Issue Price (adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions) and an eight percent (8%) annual compound interest calculated from the actual payment date of its purchase price for the Series D+ Preferred Shares, plus all dividends accrued or declared but unpaid with respect thereto (as adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions) in respect with each Series D+ Preferred Share then held by such holder. If upon any such liquidation, dissolution, or winding up of the Company or any Liquidation Event, the assets of the Company available for distribution to its Members shall be insufficient to pay each holder of the Series D+ Preferred Shares the full amount to which they shall be entitled under this Section 2(a)(i) of Schedule A, the holders of Series D+ Preferred Shares shall share ratably in any distribution of the entire assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by it upon such distribution if all amounts payable on or with respect to such shares were paid in full. The aggregate amount which the holders of Series D+ Preferred Shares are entitled to receive on a per share basis under this Section 2(a)(i) of Schedule A is hereinafter referred to as the “Series D+ Liquidation Amount”. Notwithstanding anything to the contrary in the Transaction Documents, with respect to each holder of the Series D+ Preferred Shares, any waiver or amendment to its respective Series D+ Liquidation Amount and the right to receive such Series D+ Liquidation Amount shall require the prior written consent of such holder of the Series D Preferred Shares.

(ii)

If there are any assets or funds remaining after the aggregate Series D+ Liquidation Amount has been distributed or paid in full to the holders of the Series D+ Preferred Shares pursuant to Section 2(a)(i) of Schedule A above, before any distribution or payment is made to the holders of the Series C1 Preferred Shares, the Series B4 Preferred Shares, the Series B4-1 Preferred Shares, the Series B3 Preferred Shares, the Series B2 Preferred Shares, the Series B Preferred Shares, the Series A+ Preferred Shares, the Series A Preferred Shares, the Series Pre-A Preferred Shares, the Series Angel+ Preferred Shares, the Series Angel Preferred Shares, the Ordinary Shares or any other class or series of shares (other than the Series D Preferred Shares) by its reason of his or its ownership of such shares, each holder of Series D Preferred Shares shall be entitled to receive an amount equal to the sum of one hundred percent (100%) of its Original Series D Issue Price (adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions) and an eight percent (8%) annual compound interest calculated from the actual payment date of its purchase price for the Series D Preferred Shares, plus all dividends accrued or declared but unpaid with respect thereto (as adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions) in respect with each Series D Preferred Share then held by such holder. If upon any such liquidation, dissolution, or winding up of the Company or any Liquidation Event, the assets of the Company available for distribution to its Members shall be insufficient to pay each holder of the Series D Preferred Shares the full amount to which they shall be entitled under this Section 2(a)(ii) of Schedule A, the holders of Series D Preferred Shares shall share ratably in any distribution of the entire assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by it upon such distribution if all amounts payable on or with respect to such shares were paid in full. The aggregate amount which the holders of Series D Preferred Shares are entitled to receive on a per share basis under this Section 2(a)(ii) of Schedule A is hereinafter referred to as the “Series D Liquidation Amount”. Notwithstanding anything to the contrary in the Transaction Documents, with respect to each holder of the Series D Preferred Shares, any waiver or amendment to its respective Series D Liquidation Amount and the right to receive such Series D Liquidation Amount shall require the prior written consent of such holder of the Series D Preferred Shares.

(iii)

If there are any assets or funds remaining after the aggregate Series D+ Liquidation Amount and the aggregate Series D Liquidation Amount has been distributed or paid in full to the holders of the Series D+ Preferred Shares and the holders of the Series D Preferred Shares pursuant to Section 2(a)(i) and Section 2(a)(ii) of Schedule A above, before any distribution or payment is made to the holders of the Series B4 Preferred Shares, the Series B4-1 Preferred Shares, the Series B3 Preferred Shares, the Series B2 Preferred Shares, the Series B Preferred Shares, the Series A+ Preferred Shares, the Series A Preferred Shares, the Series Pre-A Preferred Shares, the Series Angel+ Preferred Shares, the Series Angel Preferred Shares, the Ordinary Shares or any other class or series of shares (other than the Series C1 Preferred Shares) by its reason of his or its ownership of such shares, each holder of Series C1 Preferred Shares shall be entitled to receive an amount equal to the sum of one hundred percent (100%) of its Original Series C1 Issue Price (adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions) and an eight percent (8%) annual compound interest calculated from the actual payment date of its purchase price for the Series C1 Preferred Shares, plus all dividends accrued or declared but unpaid with respect thereto (as adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions) in respect with each Series C1 Preferred Share then held by such holder. If upon any such liquidation, dissolution, or winding up of the Company or any Liquidation Event, the assets of the Company available for distribution to its Members shall be insufficient to pay each holder of the Series C1 Preferred Shares the full amount to which they shall be entitled under this Section 2(a)(iii) of Schedule A, the holders of Series C1 Preferred Shares shall share ratably in any distribution of the entire assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by it upon such distribution if all amounts payable on or with respect to such shares were paid in full. The aggregate amount which the holders of Series C1 Preferred Shares are entitled to receive on a per share basis under this Section 2(a)(iii) of Schedule A is hereinafter referred to as the “Series C1 Liquidation Amount”.

(iv)

If there are any assets or funds remaining after the aggregate Series D+ Liquidation Amount, the aggregate Series D Liquidation Amount and the aggregate Series C1 Liquidation Amount has been distributed or paid in full to the holders of the Series D+ Preferred Shares, the holders of the Series D Preferred Shares and the holders of the Series C1 Preferred Shares pursuant to Section 2(a)(i), Section 2(a)(ii) and Section 2(a)(iii) of Schedule A above, before any distribution or payment is made to the holders of the Series B4-1 Preferred Shares, the Series B3 Preferred Shares, the Series B2 Preferred Shares, the Series B Preferred Shares, the Series A+ Preferred Shares, the Series A Preferred Shares, the Series Pre-A Preferred Shares, the Series Angel+ Preferred Shares, the Series Angel Preferred Shares, the Ordinary Shares or any other class or series of shares (other than the Series B4 Preferred Shares) by its reason of his or its ownership of such shares, each holder of Series B4 Preferred Shares shall be entitled to receive an amount equal to the sum of one hundred percent (100%) of its Original Series B4 Issue Price (adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions) and an eight percent (8%) annual compound interest calculated from the actual payment date of its purchase price for the Series B4 Preferred Shares, plus all dividends accrued or declared but unpaid with respect thereto (as adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions) in respect with each Series B4 Preferred Share then held by such holder. If upon any such liquidation, dissolution, or winding up of the Company or any Liquidation Event, the assets of the Company available for distribution to its Members shall be insufficient to pay each holder of the Series B4 Preferred Shares the full amount to which they shall be entitled under this Section 2(a)(iv) of Schedule A, the holders of Series B4 Preferred Shares shall share ratably in any distribution of the entire assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by it upon such distribution if all amounts payable on or with respect to such shares were paid in full. The aggregate amount which the holders of Series B4 Preferred Shares are entitled to receive on a per share basis under this Section 2(a)(iv) of Schedule A is hereinafter referred to as the “Series B4 Liquidation Amount”.

(v)

If there are any assets or funds remaining after the aggregate Series D+ Liquidation Amount, the aggregate Series D Liquidation Amount, the aggregate Series C1 Liquidation Amount and the aggregate Series B4 Liquidation Amount has been distributed or paid in full to the holders of the Series D+ Preferred Shares, the holders of the Series D Preferred Shares, the holders of the Series C1 Preferred Shares and the holders of the Series B4 Preferred Shares pursuant to Section 2(a)(i), Section 2(a)(ii), Section 2(a)(iii) and Section 2(a)(iv) of Schedule A above, before any distribution or payment is made to the holders of the Series B3 Preferred Shares, the Series B2 Preferred Shares, the Series B Preferred Shares, the Series A+ Preferred Shares, the Series A Preferred Shares, the Series Pre-A Preferred Shares, the Series Angel+ Preferred Shares, the Series Angel Preferred Shares, the Ordinary Shares or any other class or series of shares (other than the Series B4-1 Preferred Shares) by its reason of his or its ownership of such shares, each holder of Series B4-1 Preferred Shares shall be entitled to receive an amount equal to the sum of one hundred percent (100%) of its Original Series B4-1 Issue Price (adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions) and an eight percent (8%) annual compound interest calculated from the actual payment date of its purchase price for the Series B4-1 Preferred Shares (for the avoidance of doubt, the actual payment date of the purchase price for the Series B4-1 Preferred Shares shall be deemed to be August 31, 2016), plus all dividends accrued or declared but unpaid with respect thereto (as adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions) in respect with each Series B4-1 Preferred Share then held by such holder. If upon any such liquidation, dissolution, or winding up of the Company or any Liquidation Event, the assets of the Company available for distribution to its Members shall be insufficient to pay each holder of the Series B4-1 Preferred Shares the full amount to which they shall be entitled under this Section 2(a)(v) of Schedule A, the holders of Series B4-1 Preferred Shares shall share ratably in any distribution of the entire assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by it upon such distribution if all amounts payable on or with respect to such shares were paid in full. The aggregate amount which the holders of Series B4-1 Preferred Shares are entitled to receive on a per share basis under this Section 2(a)(v) of Schedule A is hereinafter referred to as the “Series B4-1 Liquidation Amount”.

(vi)

If there are any assets or funds remaining after the aggregate Series D+ Liquidation Amount, the aggregate Series D Liquidation Amount, the aggregate Series C1 Liquidation Amount, the aggregate Series B4 Liquidation Amount and the aggregate Series B4-1 Liquidation Amount has been distributed or paid in full to the holders of the Series D+ Preferred Shares, the holders of the Series D Preferred Shares, the holders of the Series C1 Preferred Shares, the holders of the Series B4 Preferred Shares and the holders of the Series B4-1 Preferred Shares pursuant to Section 2(a)(i), Section 2(a)(ii), Section 2(a)(iii), Section 2(a)(iv) and Section 2(a)(v) of Schedule A above, before any distribution or payment is made to the holders of the Series B2 Preferred Shares, the Series B Preferred Shares, the Series A+ Preferred Shares, the Series A Preferred Shares, the Series Pre-A Preferred Shares, the Series Angel+ Preferred Shares, the Series Angel Preferred Shares, the Ordinary Shares or any other class or series of shares (other than the Series B3 Preferred Shares) by its reason of his or its ownership of such shares, each holder of Series B3 Preferred Shares shall be entitled to receive an amount equal to the sum of one hundred percent (100%) of its Original Series B3 Issue Price (adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions) and an eight percent (8%) annual compound interest calculated from the actual payment date of its purchase price for the Series B3 Preferred Shares, plus all dividends accrued or declared but unpaid with respect thereto (as adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions) in respect with each Series B3 Preferred Share then held by such holder. If upon any such liquidation, dissolution, or winding up of the Company or any Liquidation Event, the assets of the Company available for distribution to its Members shall be insufficient to pay each holder of the Series B3 Preferred Shares the full amount to which they shall be entitled under this Section 2(a)(vi) of Schedule A, the holders of Series B3 Preferred Shares shall share ratably in any distribution of the entire assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by it upon such distribution if all amounts payable on or with respect to such shares were paid in full. The aggregate amount which the holders of Series B3 Preferred Shares are entitled to receive on a per share basis under this Section 2(a)(vi) of Schedule A is hereinafter referred to as the “Series B3 Liquidation Amount”.

(vii)

If there are any assets or funds remaining after the aggregate Series D+ Liquidation Amount, the aggregate Series D Liquidation Amount, the aggregate Series C1 Liquidation Amount, the aggregate Series B4 Liquidation Amount, the aggregate Series B4-1 Liquidation Amount and the aggregate Series B3 Liquidation Amount has been distributed or paid in full to the holders of the Series D+ Preferred Shares, the holders of the Series D Preferred Shares, the holders of the Series C1 Preferred Shares, the holders of the Series B4 Preferred Shares. the holders of the Series B4-1 Preferred Shares and the holders of the Series B3 Preferred Shares pursuant to Section 2(a)(i), Section 2(a)(ii), Section 2(a)(iii), Section 2(a)(iv), Section 2(a)(v) and Section 2(a)(vi) of Schedule A above, before any distribution or payment is made to the holders of the Series B Preferred Shares, the Series A+ Preferred Shares, the Series A Preferred Shares, the Series Pre-A Preferred Shares, the Series Angel+ Preferred Shares, the Series Angel Preferred Shares, the Ordinary Shares or any other class or series of shares (other than the Series B2 Preferred Shares) by its reason of his or its ownership of such shares, each holder of Series B2 Preferred Shares shall be entitled to receive an amount equal to the sum of one hundred percent (100%) of its Original Series B2 Issue Price (adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions) and an eight percent (8%) annual compound interest calculated from the actual payment date of its purchase price for the Series B2 Preferred Shares, plus all dividends accrued or declared but unpaid with respect thereto (as adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions) in respect with each Series B2 Preferred Share then held by such holder. If upon any such liquidation, dissolution, or winding up of the Company or any Liquidation Event, the assets of the Company available for distribution to its Members shall be insufficient to pay each holder of the Series B2 Preferred Shares the full amount to which they shall be entitled under this Section 2(a)(vii) of Schedule A, the holders of Series B2 Preferred Shares shall share ratably in any distribution of the entire assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by it upon such distribution if all amounts payable on or with respect to such shares were paid in full. The aggregate amount which the holders of Series B2 Preferred Shares are entitled to receive on a per share basis under this Section 2(a)(vii) of Schedule A is hereinafter referred to as the “Series B2 Liquidation Amount”.

(viii)

If there are any assets or funds remaining after the aggregate Series D+ Liquidation Amount, the aggregate Series D Liquidation Amount, the aggregate Series C1 Liquidation Amount, the aggregate Series B4 Liquidation Amount, the aggregate Series B4-1 Liquidation Amount, the aggregate Series B3 Liquidation Amount and the aggregate Series B2 Liquidation Amount have been distributed or paid in full to the holders of the Series D+ Preferred Shares, the holders of the Series D Preferred Shares, the holders of the Series C1 Preferred Shares, the holders of the Series B4 Preferred Shares, the holders of the Series B4-1 Preferred Shares, the holders of the Series B3 Preferred Shares and the holders of the Series B2 Preferred Shares pursuant to Section 2(a)(i), Section 2(a)(ii), Section 2(a)(iii), Section 2(a)(iv), Section 2(a)(v), Section 2(a)(vi) and Section 2(a)(vii) of Schedule A above, before any distribution or payment is made to the holders of the Series A+ Preferred Shares, the Series A Preferred Shares, the Series Pre-A Preferred Shares, the Series Angel+ Preferred Shares, the Series Angel Preferred Shares, the Ordinary Shares or any other class or series of shares (other than the Series B Preferred Shares) by its reason of his or its ownership of such shares, each holder of Series B Preferred Shares shall be entitled to receive an amount equal to the sum of one hundred percent (100%) of its Original Series B Issue Price (adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions) and an eight percent (8%) annual compound interest calculated from the actual payment date of its purchase price for the Series B Preferred Shares, plus all dividends accrued or declared but unpaid with respect thereto (as adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions) in respect with each Series B Preferred Share then held by such holder. If upon any such liquidation, dissolution, or winding up of the Company or any Liquidation Event, the assets of the Company available for distribution to its Members shall be insufficient to pay each holder of the Series B Preferred Shares the full amount to which they shall be entitled under this Section 2(a)(viii) of Schedule A, the holders of Series B Preferred Shares shall share ratably in any distribution of the entire assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by it upon such distribution if all amounts payable on or with respect to such shares were paid in full. The aggregate amount which the holders of Series B Preferred Shares are entitled to receive on a per share basis under this Section 2(a)(viii) of Schedule A is hereinafter referred to as the “Series B Liquidation Amount”.

(ix)

If there are any assets or funds remaining after the aggregate Series D+ Liquidation Amount, the aggregate Series D Liquidation Amount, the aggregate Series C1 Liquidation Amount, the aggregate Series B4 Liquidation Amount, the aggregate Series B4-1 Liquidation Amount, the aggregate Series B3 Liquidation Amount, the aggregate Series B2 Liquidation Amount and the aggregate Series B Liquidation Amount has been distributed or paid in full to the holders of the Series D+ Preferred Shares, the holders of the Series C1 Preferred Shares, the holders of the holders of the Series D Preferred Shares, the Series B4 Preferred Shares, the holders of the Series B4-1 Preferred Shares, the holders of the Series B3 Preferred Shares, the holders of the Series B2 Preferred Shares and the holders of the Series B Preferred Shares pursuant to Section 2(a)(i), Section 2(a)(ii), Section 2(a)(iii), Section 2(a)(iv), Section 2(a)(v), Section 2(a)(vi), Section 2(a)(vii) and Section 2(a)(viii) of Schedule A above, before any distribution or payment is made to the holders of the Series A Preferred Shares, the Series Pre-A Preferred Shares, the Series Angel+ Preferred Shares, the Series Angel Preferred Shares, the Ordinary Shares or any other class or series of shares (other than the Series A+ Preferred Shares) by its reason of his or its ownership of such shares, each holder of Series A+ Preferred Shares shall be entitled to receive an amount equal to the sum of one hundred percent (100%) of the Original Series A+ Issue Price (adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions) and an eight percent (8%) annual compound interest calculated from the actual payment date of its purchase price for the Series A+ Preferred Shares , plus all dividends accrued or declared but unpaid with respect thereto (as adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions) in respect with each Series A+ Preferred Share then held by such holder. If upon any such liquidation, dissolution, or winding up of the Company or any Liquidation Event, the assets of the Company available for distribution to its Members shall be insufficient to pay the holders of the Series A+ Preferred Shares the full amount to which they shall be entitled under this Section 2(a)(ix) of Schedule A, the holders of Series A+ Preferred Shares shall share ratably in any distribution of the entire assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. The aggregate amount which the holders of Series A+ Preferred Shares is entitled to receive on a per share basis under this Section 2(a)(ix) of Schedule A is hereinafter referred to as the “Series A+ Liquidation Amount”.

(x)

If there are any assets or funds remaining after the aggregate Series D+ Liquidation Amount, the aggregate Series D Liquidation Amount, the aggregate Series C1 Liquidation Amount, the aggregate Series B4 Liquidation Amount, the aggregate Series B4-1 Liquidation Amount, the aggregate Series B3 Liquidation Amount, the aggregate Series B2 Liquidation Amount, the aggregate Series B Liquidation Amount and the Series A+ Liquidation Amount has been distributed or paid in full to the holders of the Series D+ Preferred Shares, the holders of the Series D Preferred Shares, the holders of the Series C1 Preferred Shares, the holders of the Series B4 Preferred Shares, the holders of the Series B4-1 Preferred Shares, the holders of the Series B3 Preferred Shares, the holders of the Series B2 Preferred Shares, the holders of the Series B Preferred Shares and the holders of the Series A+ Preferred Shares pursuant to Section 2(a)(i), Section 2(a)(ii), Section 2(a)(iii), Section 2(a)(iv), Section 2(a)(v), Section 2(a)(vi), Section 2(a)(vii), Section 2(a)(viii) and Section 2(a)(ix) of Schedule A above, before any distribution or payment is made to the holders of the Series Pre-A Preferred Shares, the Series Angel+ Preferred Shares, the Series Angel Preferred Shares, the Ordinary Shares or any other class or series of shares (other than the Series A Preferred Shares) by its reason of his or its ownership of such shares, each holder of Series A Preferred Shares shall be entitled to receive an amount equal to the sum of one hundred percent (100%) of the Original Series A Issue Price (adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions) and an eight percent (8%) annual compound interest calculated from the actual payment date of its purchase price for the Series A Preferred Shares, plus all dividends accrued or declared but unpaid with respect thereto (as adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions) in respect with each Series A Preferred Share then held by such holder. If upon any such liquidation, dissolution, or winding up of the Company or any Liquidation Event, the assets of the Company available for distribution to its Members shall be insufficient to pay the holders of the Series A Preferred Shares the full amount to which they shall be entitled under this Section 2(a)(x) of Schedule A, the holders of Series A Preferred Shares shall share ratably in any distribution of the entire assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. The aggregate amount which the holders of Series A Preferred Shares is entitled to receive on a per share basis under this Section 2(a)(x) of Schedule A is hereinafter referred to as the “Series A Liquidation Amount”.

(xi)

If there are any assets or funds remaining after the aggregate Series D+ Liquidation Amount, the aggregate Series D Liquidation Amount, the aggregate Series C1 Liquidation Amount, the aggregate Series B4 Liquidation Amount, the aggregate Series B4-1 Liquidation Amount, the aggregate Series B3 Liquidation Amount, the aggregate Series B2 Liquidation Amount, the aggregate Series B Liquidation Amount, the Series A+ Liquidation Amount and the Series A Liquidation Amount have been distributed or paid in full to the holders of the Series D+ Preferred Shares, the holders of the Series D Preferred Shares, the holders of the Series C1 Preferred Shares, the holders of the Series B4 Preferred Shares, the holders of the Series B4-1 Preferred Shares, the holders of the Series B3 Preferred Shares, the holders of the Series B2 Preferred Shares, the holders of the Series B Preferred Shares, the holders of the Series A+ Preferred Shares and the holders of the Series A Preferred Shares pursuant to Section 2(a)(i), Section 2(a)(ii), Section 2(a)(iii), Section 2(a)(iv), Section 2(a)(v), Section 2(a)(vi), Section 2(a)(vii), Section 2(a)(viii), Section 2(a)(ix) and Section 2(a)(x) of Schedule A above, before any distribution or payment is made to the holders of the Series Angel+ Preferred Shares, the Series Angel Preferred Shares or the Ordinary Shares or any other class or series of shares (other than the Series Pre-A Preferred Shares), each holder of Series Pre-A Preferred Shares shall be entitled to receive an amount equal to the sum of one hundred percent (100%) of the Original Series Pre-A Issue Price (adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions) and an eight percent (8%) annual compound interest calculated from the actual payment date of its purchase price for the Series Pre-A Preferred Shares, plus all dividends accrued or declared but unpaid with respect thereto (as adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions) in respect with each Series Pre-A Preferred Share then held by such holder. If upon any such liquidation, dissolution, or winding up of the Company or any Liquidation Event, the assets of the Company available for distribution to its Members shall be insufficient to pay the holders of Series Pre-A Preferred Shares the full amount to which they shall be entitled under this Section 2(a)(xi), the holders of Series Pre-A Preferred Shares shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. The aggregate amount which the holders of Series Pre-A Preferred Shares is entitled to receive on a per share basis under this Section 2(a)(xi) of Schedule A is hereinafter referred to as the “Series Pre-A Liquidation Amount”.

(xii)

If there are any assets or funds remaining after the aggregate Series D+ Liquidation Amount, the aggregate Series D Liquidation Amount, the aggregate Series C1 Liquidation Amount, the aggregate Series B4 Liquidation Amount, the aggregate Series B4-1 Liquidation Amount, the aggregate Series B3 Liquidation Amount, the aggregate Series B2 Liquidation Amount, the aggregate Series B Liquidation Amount, the Series A+ Liquidation Amount, the Series A Liquidation Amount and the Series Pre-A Liquidation Amount have been distributed or paid in full to the holders of the Series D+ Preferred Shares, the holders of the Series D Preferred Shares, the holders of the Series C1 Preferred Shares, the holders of the Series B4 Preferred Shares, the holders of the Series B4-1 Preferred Shares, the holders of the Series B3 Preferred Shares, the holders of the Series B2 Preferred Shares, the holders of the Series B Preferred Shares, the holders of the Series A+ Preferred Shares, the holders of the Series A Preferred Shares and the holders of the Series Pre-A Preferred Shares pursuant to Section 2(a)(i), Section 2(a)(ii), Section 2(a)(iii), Section 2(a)(iv), Section 2(a)(v), Section 2(a)(vi), Section 2(a)(vii), Section 2(a)(viii) Section 2(a)(ix), Section 2(a)(x) and Section 2(a)(xi) of Schedule A above, before any distribution or payment is made to the holders of the Ordinary Shares and the holders of the Series Angel Preferred Shares or any other class or series of shares (other than the Series Angel+ Preferred Shares), each holder of the Series Angel+ Preferred Shares, shall be entitled to receive an amount equal to one hundred percent (100%) of the Original Series Angel+ Issue Price (adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions) in respect with each Series Angel+ Preferred Share then held by it. If upon any such liquidation, dissolution, or winding up of the Company or any Liquidation Event, the assets of the Company available for distribution to its shareholders shall be insufficient to pay such holders of the Series Angel+ Preferred Shares the full amount to which they shall be entitled under this Section 2(a)(xii) of Schedule A, such holders of Series Angel+ Preferred Shares shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the Series Angel+ Preferred Shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. The aggregate amount which holders of Series Angel+ Preferred Shares is entitled to receive on a per share basis under this Section 2(a)(xii) of Schedule A is hereinafter referred to as the “Series Angel+ Liquidation Amount”.

(xiii)

If there are any assets or funds remaining after the aggregate Series D+ Liquidation Amount, the aggregate Series D Liquidation Amount, the aggregate Series C1 Liquidation Amount, the aggregate Series B4 Liquidation Amount, the aggregate Series B4-1 Liquidation Amount, the aggregate Series B3 Liquidation Amount, the aggregate Series B2 Liquidation Amount, the aggregate Series B Liquidation Amount, the Series A+ Liquidation Amount, the Series A Liquidation Amount, the Series Pre-A Liquidation Amount and the Series Angel+ Liquidation Amount have been distributed or paid in full to the holders of the Series D+ Preferred Shares, the holders of the Series D Preferred Shares, the holders of the Series C1 Preferred Shares, the holders of the Series B4 Preferred Shares, the holders of the Series B4-1 Preferred Shares, the holders of the Series B3 Preferred Shares, the holders of the Series B2 Preferred Shares, the holders of the Series B Preferred Shares, the holders of the Series A+ Preferred Shares, the holders of the Series A Preferred Shares, the holders of the Series Pre-A Preferred Shares, and the holders of the Series Angel+ Preferred Shares pursuant to Section 2(a)(i), Section 2(a)(ii), Section 2(a)(iii), Section 2(a)(iv), Section 2(a)(v), Section 2(a)(vi), Section 2(a)(vii), Section 2(a)(viii), Section 2(a)(ix), Section 2(a)(x), Section 2(a)(xi) and Section 2(a)(xii) of Schedule A above, before any distribution or payment is made to the holders of the Ordinary Shares, each holder of the Series Angel Preferred Shares shall be entitled to receive an amount equal to one hundred percent (100%) of the Original Series Angel Issue Price (adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions) in respect with each Series Angel Preferred Share then held by such holder. If upon any such liquidation, dissolution or winding up of the Company, the assets of the Company available for distribution to its Members shall be insufficient to pay such holders of the Series Angel Preferred Shares the full amount to which they shall be entitled under this Section 2(a)(xiii) of Schedule A, such holders of Series Angel Preferred Shares shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. The aggregate amount which the holders of Series Angel Preferred Shares is entitled to receive on a per share basis under this Section 2(a)(xiii) of Schedule A is hereinafter referred to as the “Series Angel Liquidation Amount”.

(xiv)

After distribution or payment in full of the amount distributable or payable on the Series D+ Preferred Shares, the Series D Preferred Shares, the Series C1 Preferred Shares, the Series B4 Preferred Shares, the Series B4-1 Preferred Shares, the Series B3 Preferred Shares, the Series B2 Preferred Shares, the Series B Preferred Shares, the Series A+ Preferred Shares, the Series A Preferred Shares, the Series Pre-A Preferred Shares, the Series Angel+ Preferred Shares and the Series Angel Preferred Shares pursuant to Sections 2(a)(i), Sections 2(a)(ii), Sections 2(a)(iii), Section 2(a)(iv), Section 2 (a)(v), Section 2 (a)(vi), Section 2(a)(vii), Section 2(a)(viii), Section 2(a)(ix), Section 2(a)(x), Section 2(a)(xi), Section 2(a)(xii) and Section 2(a)(xiii) of Schedule A, the remaining assets of the Company available for distribution to Members, if any, shall be distributed ratably among the holders of outstanding Ordinary Shares and Preferred Shares, on a pro rata basis, based on the number of Ordinary Shares then held by each holder on an as-converted basis.

(b)	Liquidation on Sale or Merger. The following events shall be treated as a liquidation (each, a “Liquidation Event”) for the purposes of this Schedule A:

(i)

any consolidation, reorganization, amalgamation, merger, change of control or other business combination of any Group Company and/or its subsidiaries or shareholders of the subsidiaries with or into any Person, or any other corporate reorganization or scheme of arrangement, including a sale or acquisition of equity securities of any Group Company, in which the shareholders of such Group Company or shareholders of the subsidiaries immediately before such transaction own less than fifty percent (50%) of the voting power of the surviving company immediately after such transaction (excluding any transaction effected solely for tax purposes or to change the Company’s domicile);

(ii)

a share purchase, share exchange, tender offer or share transfer in which at least a majority, by voting power, of the shares of any Group Company are transferred to another Person; or any other transaction or series of related transactions to which any Group Company is a party and in which in excess of fifty percent (50%) of such Group Company’s voting power is transferred; and

(iii)

a sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any Group Company of all or substantially all of the assets and/or intellectual property of the Company (or of all of the Group Companies taken as a whole);

upon any such event, any proceeds resulting to the Members of the Company therefrom shall be distributed in accordance with the terms of Section 2(a) of Schedule A.

(c)

Amount Deemed Paid or Distributed. The amount deemed paid or distributed to the Members of the Company upon any liquidation, dissolution, or winding up of the Company or any such Liquidation Event shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Company or the acquiring Person. If the amount deemed paid or distributed under this Section 2(c) of Schedule A is made in property other than in cash, the value of such distribution shall be the fair market value of such property, determined in good faith by the Board (including the affirmative votes of the Investor Director Majority). Any securities not subjected to investment letter or similar restrictions on free marketability shall be valued as follows:

(i)

If traded on a securities exchange, the value shall be deemed to be the average of the security’s closing prices on such exchange over the thirty (30) day period ending one (1) day prior to the distribution;

(ii)	If traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the thirty (30) day period ending three (3) days prior to the distribution; and

(iii)	If there is no active public market, the value shall be the fair market value thereof as determined in good faith by the Board (including the affirmative votes of the Investor Director Majority).

The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be adjusted to make an appropriate discount from the market value determined as above in clauses (i), (ii) or (iii) to reflect the fair market value thereof as determined in good faith by the Board (including the affirmative votes of the Investor Director Majority), or by a liquidator if one is appointed.

The Investor Majority shall have the right to challenge any determination by the Board of fair market value pursuant to this Section 2(c) of Schedule A, in which case the determination of fair market value shall be made by an independent appraiser selected jointly by the Board and the challenging parties, the cost of such appraisal to be borne by the Company.

(d)

Allocation of Escrow or Contingent Consideration. In the event of any liquidation, dissolution, or winding up of the Company or a Liquidation Event, if any portion of the consideration payable to the Members of the Company is placed into escrow, the relevant acquisition agreement shall provide that (i) the portion of such consideration that is placed in escrow shall be allocated among the holders of shares of the Company pro rata based on the amount of such consideration payable to each Member (such that each Member has the same percentage of the total consideration payable to it placed into escrow), and (ii) the portion of such consideration that is not placed in escrow shall be allocated among the holders of shares of the Company, in accordance with Section 2(a) of Schedule A as if the total consideration payable to the Members of the Company, without deduction for the escrowed amount, were being paid to the Members of the Company. In the event of any liquidation, dissolution, or winding up of the Company or a Liquidation Event, to the extent the amount of consideration or proceeds received by any Member exceeds such amount that it is entitled to receive pursuant to Section 2(a) of Schedule A, such Member shall pay over any such excess amount to the relevant other Member to the effect that the relevant consideration or proceeds are distributed or allocated in accordance with Section 2(a) of Schedule A.

3.	VOTING RIGHTS.

Subject to the provisions of the Memorandum and these Articles, at all general meetings of the Company: (i) the holder of each Ordinary Share issued and outstanding shall have one (1) vote in respect of each Ordinary Share held, and (ii) the holder of each Preferred Share shall be entitled to such number of votes as equals the whole number of Ordinary Shares into which such holder’s collective Preferred Shares are convertible immediately after the close of business on the record date of the determination of the Company’s Members entitled to vote on such matter, or, if no such record date is established, at the date such vote is taken or any written consent of the Company’s Members is first solicited. Subject to provisions to the contrary elsewhere in the Memorandum and these Articles, or as required by the Statute, the holders of Preferred Shares shall vote together with the holders of Ordinary Shares, and not as a separate class or series, on all matters put before the Members, except as provided under Section 6 of Schedule A and in the Transaction Documents. Holders of Ordinary Shares and Preferred Shares shall be entitled to notice of any Members’ meeting in accordance with these Articles.

4.	CONVERSION RIGHTS.

The holders of the applicable Preferred Shares shall have the following rights described below with respect to the conversion of such Preferred Shares. Subject to the provisions of Section 4(b) of this Schedule A, the number of Ordinary Shares to which a holder shall be entitled upon conversion of the applicable Preferred Share shall be the quotient of the applicable Original Issue Price divided by the applicable then-effective Conversion Price. The “Series Angel Conversion Price” shall initially equal the Original Series Angel Issue Price, and shall be adjusted from time to time as provided below. The “Series Angel+ Conversion Price” shall initially equal the applicable Original Series Angel+ Issue Price, and shall be adjusted from time to time as provided below. The “Series Pre-A Conversion Price” shall initially equal the Original Series Pre-A Issue Price, and shall be adjusted from time to time as provided below. The “Series A Conversion Price” shall initially equal the Original Series A Issue Price, and shall be adjusted from time to time as provided below. The “Series A+ Conversion Price” shall initially equal the Original Series A+ Issue Price, and shall be adjusted from time to time as provided below. The “Series B Conversion Price” shall initially equal the Original Series B Issue Price, and shall be adjusted from time to time as provided below. The “Series B2 Conversion Price” shall initially equal the Original Series B2 Issue Price, and shall be adjusted from time to time as provided below. The “Series B3 Conversion Price” shall initially equal the Original Series B3 Issue Price, and shall be adjusted from time to time as provided below. The “Series B4-1 Conversion Price” shall initially equal the Original Series B4-1 Issue Price, and shall be adjusted from time to time as provided below. The “Series B4 Conversion Price” shall initially equal the Original Series B4 Issue Price, and shall be adjusted from time to time as provided below. The “Series C1 Conversion Price” shall initially equal the Original Series C1 Issue Price, and shall be adjusted from time to time as provided below. The “Series D Conversion Price” shall initially equal the Original Series D Issue Price, and shall be adjusted from time to time as provided below. The “Series D+ Conversion Price” shall initially equal the Original Series D+ Issue Price, and shall be adjusted from time to time as provided below. For the avoidance of doubt, the initial conversion ratio for the applicable Preferred Shares to the Ordinary Shares shall be 1:1.

(a)	Optional Conversion.

(i)

Subject to and in compliance with the provisions of this Section 4(a) of Schedule A, and subject to compliance with the requirements of the Statute, any Preferred Share may, at the option of the holder thereof, be converted at any time without the payment of any additional consideration, into fully-paid and non-assessable Ordinary Shares based on the applicable then-effective Conversion Price.

(ii)

The holder of any Preferred Shares who desires to convert such shares into Ordinary Shares shall surrender the certificate or certificates therefor (or in lieu thereof shall deliver an affidavit of lost certificate and indemnity therefor), duly endorsed, at the office of the Company or any transfer agent for the Preferred Shares, and shall give written notice to the Company at such office that such holder has elected to convert such shares. Such notice shall state the number of the Preferred Shares being converted. Thereupon, the Company shall promptly issue and deliver to such holder at such office a certificate or certificates for the number of Ordinary Shares to which the holder is entitled and shall update the Register of Members accordingly. No fractional Ordinary Shares shall be issued upon conversion of the Preferred Shares, and the number of Ordinary Shares to be so issued to a holder of the Preferred Shares upon the conversion of such Preferred Shares (after aggregating all fractional Ordinary Shares that would be issued to such holder) shall be rounded to the nearest whole share (with one-half being rounded upward). Such conversion shall be deemed to have been made at the close of business on the date of the surrender of the certificates representing the Preferred Shares to be converted, and the person entitled to receive the Ordinary Shares issuable upon such conversion shall be treated for all purposes as the record holder of such Ordinary Shares on such date.

(b)	Automatic Conversion.

(i)

Without any action being required by the holder of such share and whether or not the certificates representing such share are surrendered to the Company or its transfer agent, (i) each Preferred Share shall automatically be converted into Ordinary Shares upon the consummation of a Qualified IPO; and (ii) each Series B2 Preferred Share shall automatically be converted into Ordinary Shares upon the written request of holders of at least fifty-one percent (51%) of the then outstanding Series B2 Preferred Shares, and with the prior consent of the Company.

(ii)

The Company shall not be obligated to issue certificates for any Ordinary Shares issuable upon the automatic conversion of any Preferred Shares unless the certificate or certificates evidencing such Preferred Shares is either delivered as provided below to the Company or any transfer agent for the Preferred Shares, or the holder notifies the Company or its transfer agent that such certificate has been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificate. The Company shall, as soon as practicable after receipt of certificates for any Preferred Shares, or satisfactory agreement for indemnification in the case of a lost certificate, promptly issue and deliver at its office to the holder thereof a certificate or certificates for the number of Ordinary Shares to which the holder is entitled and shall update the Register of Members accordingly. No fractional Ordinary Shares shall be issued upon conversion of the Preferred Shares, and the number of Ordinary Shares to be so issued to a holder of converting Preferred Shares (after aggregating all fractional Ordinary Shares that would be issued to such holder) shall be rounded to the nearest whole share (with one-half being rounded upward). Any person entitled to receive Ordinary Shares issuable upon the automatic conversion of the Preferred Shares shall be treated for all purposes as the record holder of such Ordinary Shares on the date of such conversion.

(c)	Mechanics of Conversion.

The conversion hereunder of any Preferred Share (the “Conversion Share”) shall be effected in the following manner:

The Company shall give effect to any conversion pursuant to these Articles by any of the following methods (or a combination thereof) that is available under the Statute and in all such cases the form, manner, timing and execution of the conversion shall, subject to these Articles and the Statute, occur as set out below: (i) by the repurchase or redemption of the Conversion Shares and, in consideration, the issue of the appropriate number of shares of the class into which such shares are to be converted and distribute to the respective holder of the Conversion Shares all other assets distributable, upon such conversion. The Directors have the authority (notwithstanding any other provision of these Articles to the contrary) to effect such repurchase or redemption and issue of shares in such manner as it considers appropriate and, in particular, may ascribe such value as it considers appropriate by way of determination of the repurchase or redemption price and issue price. As a general rule, the aggregate consideration of the repurchase or redemption of the Conversions Shares shall be (a) the aggregate par value of any capital shares of the Company to be issued upon such conversion; (b) the aggregate value, as determined by the Directors (including the affirmative votes of the Investor Director Majority), of any other assets which are to be distributed upon such conversion. Shares that are repurchased or redeemed pursuant to this Article are cancelled and shall form part of the authorized but unissued share capital of the Company and shall not be re-issued as shares carrying a conversion right; and (ii) such other method as may be permitted by law from time to time as the Directors consider to be in the best interests of the Company.

No fractional Ordinary Shares shall be issued upon conversion of the Preferred Shares. All Ordinary Shares (including any fractions thereof) issuable upon conversion of the Preferred Shares by a holder thereof shall be aggregated for purposes of determining whether the issuance would result in the issuance of any fractional share. In lieu of any fractional shares to which the holder thereof would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the then effective applicable Conversion Price, unless the payment would amount to less than fifty dollars (US$50.00) in aggregate payable to any single converting holder of the Preferred Shares in which case such amount will not be distributed but shall be retained for the benefit of the Company.

If any conversion is to be made in accordance with Section 4(b)(i) of this Schedule A in connection with a Qualified IPO, such conversion will be conditioned upon the consummation of such Qualified IPO and any Member entitled to receive the Ordinary Shares issuable upon such conversion shall not be deemed to have converted the applicable Preferred Shares until immediately prior to the consummation of such Qualified IPO.

(d)	Adjustments to Conversion Price.

(i)

Adjustment for Share Splits and Combinations. If the Company shall at any time, or from time to time, effect a subdivision of the outstanding Ordinary Shares, the applicable Conversion Price in effect immediately prior to such subdivision shall be proportionately decreased. Conversely, if the Company shall at any time, or from time to time, combine the outstanding Ordinary Shares into a smaller number of shares, the applicable Conversion Price in effect immediately prior to such combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

(ii)

Adjustment for Ordinary Share Dividends and Distributions. If the Company makes (or fixes a record date for the determination of holders of Ordinary Shares entitled to receive) a dividend or other distribution to the holders of Ordinary Shares payable in Additional Equity Securities, the applicable Conversion Price then in effect shall be decreased as of the time of such issuance (or in the event such record date is fixed, as of the close of business on such record date) by multiplying such applicable Conversion Price then in effect by a fraction (i) the numerator of which is the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Ordinary Shares issuable in payment of such dividend or distribution.

(iii)

Adjustments for Other Dividends. If the Company at any time, or from time to time, makes (or fixes a record date for the determination of holders of Ordinary Shares entitled to receive) a dividend or other distribution payable in securities of the Company other than Ordinary Shares or Ordinary Share Equivalents, then, and in each such event, provision shall be made so that, upon conversion of any Preferred Share, thereafter, the holder thereof shall receive, in addition to the number of Ordinary Shares issuable thereon, the amount of securities of the Company which the holder of such share would have received had the Preferred Shares, been converted into Ordinary Shares immediately prior to such event, all subject to further adjustment as provided herein.

(iv)

Reorganizations, Mergers, Consolidations, Reclassifications, Exchanges, Substitutions. If at any time, or from time to time, any capital reorganization or reclassification of the Ordinary Shares (other than as a result of a share dividend, subdivision, split or combination otherwise treated above) occurs or the Company is consolidated, merged or amalgamated with or into another Person (other than a consolidation, merger or amalgamation treated as a Liquidation Event), then in any such event, provision shall be made so that, upon conversion of any Preferred Share, thereafter, the holder thereof shall receive the kind and amount of shares and other securities and property which the holder of such share would have received had the Preferred Shares, been converted into the Ordinary Shares on the date of such event, all subject to further adjustment as provided herein, or with respect to such other securities or property, in accordance with any terms applicable thereto.

(v)	Sale of Shares below the Conversion Price.

(A)	Adjustment of Conversion Price upon Issuance of Additional Equity Securities.

In the event the Company shall at any time after the Closing issue Additional Equity Securities, for a consideration per share (which shall not be less than par value) less than the applicable Series D+ Conversion Price, the applicable Series D Conversion Price, the applicable Series C1 Conversion Price, the applicable Series B4 Conversion Price, the applicable Series B4-1 Conversion Price, Series B3 Conversion Price, Series B2 Conversion Price, Series B Conversion Price, Series A+ Conversion Price, Series A Conversion Price, Series Pre-A Conversion Price or Series Angel Conversion Price (as the case may be) then in effect immediately prior to such issue, then the applicable Conversion Price of the affected Series D+ Conversion Price, Series D Conversion Price, Series C1 Conversion Price, Series B4 Conversion Price, Series B4-1 Conversion Price, Series B3 Conversion Price, Series B2 Conversion Price, Series B Conversion Price, Series A+ Conversion Price, Series A Conversion Price, Series Pre-A Conversion Price, Series Angel+ Conversion Price and/or Series Angel Conversion Price (as the case may be) shall be reduced (but not below par value) concurrently with such issue to a price determined in accordance with the following formula:

CP2 = CP1* (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

“CP2” shall mean the Conversion Price, as applicable, in effect immediately after such issue or sale of Additional Equity Securities;

“CP1” shall mean the Conversion Price, as applicable, in effect immediately prior to such issue or sale of Additional Equity Securities;

“A” shall mean the number of Ordinary Shares outstanding immediately prior to such issue or sale of Additional Equity Securities;

“B” shall mean the number of Ordinary Shares that would have been issued or sold if such Additional Equity Securities had been issued or sold at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Company in respect of such issue or sale by CP1); and

“C” shall mean the number of such Additional Equity Securities issued or sold in such transaction.

For purposes of the above calculation, the number of Ordinary Shares outstanding immediately prior to such issue or sale of Additional Equity Securities shall be calculated assuming conversion or exercise of all Ordinary Share Equivalents.

(B)	Determination of Consideration.

For the purpose of making any adjustment to the applicable Conversion Price or the number of Ordinary Shares issuable upon conversion of the Preferred Shares, as provided above:

(1)

To the extent it consists of cash, the consideration received by the Company for any issue or sale of the Additional Equity Securities shall be computed at the net amount of cash received by the Company after deduction of any underwriting or similar commissions, compensations, discounts or concessions paid or allowed by the Company in connection with such issue or sale;

(2)

To the extent it consists of property other than cash, consideration other than cash received by the Company for any issue or sale of the Additional Equity Securities shall be computed at the fair market value thereof (as determined in good faith by a majority of the Board, including the affirmative votes or written consent of the Investor Director Majority), as of the date of the adoption of the resolution specifically authorizing such issue or sale, irrespective of any accounting treatment of such property; and

(3)

If Additional Equity Securities or Ordinary Share Equivalents exercisable, convertible or exchangeable for Additional Equity Securities are issued or sold together with other stock or securities or other assets of the Company for consideration which covers both, the consideration received for the Additional Equity Securities or such Ordinary Share Equivalents shall be computed as that portion of the consideration received (as determined in good faith by a majority of the Board, including the affirmative votes or written consent of the Investor Director Majority) to be allocable to such Additional Equity Securities or Ordinary Share Equivalents.

(C)	No Exercise.

If all of the rights to exercise, convert or exchange any Ordinary Share Equivalents shall expire without any of such rights having been exercised, the applicable Conversion Price as adjusted upon the issuance of such Ordinary Share Equivalents shall be readjusted to the applicable Conversion Price, which would have been in effect had such adjustment not been made.

(vi)

Other Dilutive Events. In case any event shall occur as to which the other provisions of this Section 4 of this Schedule A are not strictly applicable, but the failure to make any adjustment to the applicable Conversion Price would not fairly protect the conversion rights of the applicable series of Preferred Shares in accordance with the essential intent and principles hereof, then, in each such case, the Company, in good faith, shall determine the appropriate adjustment to be made, on a basis consistent with the essential intent and principles established in this Section 4 of this Schedule A necessary to preserve, without dilution, the conversion rights of such series of Preferred Shares.

(vii)

Certificate of Adjustment. In the case of any adjustment or readjustment of the applicable Conversion Price, the Company, at its sole expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of the Preferred Shares at such holder’s address as shown in the Company’s books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or deemed to be received by the Company for any Additional Equity Securities issued or sold or deemed to have been issued or sold, (ii) the number of Additional Equity Securities issued or sold or deemed to be issued or sold, (iii) the applicable Conversion Price in effect before and after such adjustment or readjustment, and (iv) the number of the Ordinary Shares and the type and amount, if any, of other property which would be received upon conversion of such series of Preferred Shares after such adjustment or readjustment.

(viii)

Notice of Record Date. In the event the Company shall propose to take any action of the type or types requiring an adjustment to the applicable Conversion Price or the number or character of the Preferred Shares as set forth herein, the Company shall give prior written notice to the holders of such Preferred Shares, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the applicable Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable upon the occurrence of such action or deliverable upon the conversion of Preferred Shares. In the case of any action which would require the fixing of a record date, such notice shall be given at least twenty (20) days prior to the date so fixed, and in the case of all other actions, such notice shall be given at least thirty (30) days prior to the taking of such proposed action.

(ix)

Reservation of Shares Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued Ordinary Shares, solely for the purpose of effecting the conversion of the Preferred Shares, such number of its Ordinary Shares as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Shares. If at any time the number of authorized but unissued Ordinary Shares shall not be sufficient to effect the conversion of all then outstanding and issued Preferred Shares, in addition to such other remedies as shall be available to the holder of the Preferred Shares, the Company and its Members will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Ordinary Shares to such number of shares as shall be sufficient for such purpose.

(x)

Notices. Any notice required or permitted pursuant to this Section 4 of this Schedule A shall be given in writing and shall be given either personally or by sending it by next-day or second-day courier service, fax, electronic mail or similar means to each holder of record at the address of such holder appearing on the books of the Company. Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a confirmation of delivery, and to have been effected at the expiration of two (2) days after the letter containing the same is sent as aforesaid. Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, with a written confirmation of delivery, and to have been effected on the day the same is sent as aforesaid.

(xi)

Payment of Taxes. The Company will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of the Ordinary Shares upon conversion of the Preferred Shares.

5.	REDEMPTION.

(a)

Subject to the provisions of the Statute, the Memorandum and these Articles, shares may be issued on the terms that they are, or at the option of the Company or the holder are, to be redeemed on such terms and in such manner as the Company, before the issue of the shares, may by resolution determine. For the avoidance of doubt, notwithstanding anything to the contrary in the Shareholders’ Agreement, the Memorandum and these Articles or under any other Transaction Document, no Preferred Share may be redeemed by the Company without the prior written consent of the holder thereof.

(b)

Subject to the provisions of the Statute, the Memorandum and these Articles, the Company may purchase its own shares (including fractions of a share), including any redeemable shares, provided that the manner of purchase has first been authorized by the Company in general meeting (unless the redemption is in respect of the Preferred Shares in accordance with the provisions of these Articles) and may make payment therefore in any manner authorized by the Statute, including out of capital.

(c)	Notwithstanding any provisions to the contrary in this Schedule A, the Preferred Shares shall be redeemable as provided herein:

(i)

Optional Redemption. With respect to the holders of Preferred Shares, at any time after the earlier of (x) five (5) years after the Closing, provided that a Qualified IPO or a Trade Sale that values the Company at a minimum price of 1.23× US$5,130,000,000 with a per share price immediately prior to such Trade Sale being no less than 1.23 × US$775.93, subject to adjustment from time to time for any share dividend, share split, combination of shares, reorganization, recapitalization, reclassification or other similar event and without considering any increase, decrease or adjustment of shares reserved for or issued to the ESOP (or its equivalents in other currency or currencies calculated on the then prevailing exchange rate) has not occurred, (y) any other holder of Preferred Shares is entitled to and does request the Company to redeem its Preferred Shares in writing, (z) any breach or violation of, or inaccuracy or misrepresentation in, any representation, warranty, covenant or undertaking by the Founder, the Founder Holdco or any Group Company contained herein or in the other Transaction Documents, which results in Material Adverse Effect taken as a whole, (xx) any violation of applicable laws or regulations by the Founder, the Founder Holdco or any Group Company that leads to the disqualification and illegitimacy of the Group Companies to operate the Principal Business, which would cause Material Adverse Effect on the Group Companies as a whole, or (yy) the Founder builds a new brand and/or enters into a new line of business which is not conducted by the Group Companies without the approval of the Board (including the affirmative votes of the Investor Director Majority), or any direct or indirect participation by the Founder, Key Employees or their Affiliates in business which competes with any Group Company, which results in a Material Adverse Effect, (zz) any material personal integrity or dishonesty issue of the Founder, the Founder Holdco or the Group Companies (including but not limited to the forgery of the financial statements, financial information or operation data of the Group Companies, or illegal occupation of such assets), which result in a Material Adverse Effect, or (xxx) any marriage or inheritance matters of the Founder which would result in the change of the ultimately Controlling shareholder of the Company (the foregoing (x) to (xxx) collectively, the “Redemption Events”, and each a “Redemption Event”), the holder(s) of any Preferred Shares (in each case, the “Redemption Requesting Holder(s)”) may request, by delivering a notice to the Company, that the Company redeem all or any lesser portion of the then outstanding Preferred Shares held by such Redemption Requesting Holder, in accordance with the following terms. Following receipt of a request notice for redemption from any holder, the Company shall immediately and within three (3) Business Days give a written notice (the “Redemption Notice”) to each holder of record of a Preferred Share, at the address last shown on the records of the Company for such holder(s). Such notice shall indicate that the Redemption Requesting Holders have elected redemption of all or any lesser portion of the Preferred Shares held by such Redemption Requesting Holders, the class and number of the Preferred Shares requested to be redeemed, and the date on which the requested redemption shall be made by the Company.

(ii)	Redemption Price. The redemption price for each Preferred Share redeemed pursuant to Section 5(c)(i) of this Schedule A shall be equal to:

(A)

with respect to each Preferred Share (other than Series Angel Preferred Share and Series Angel+ Preferred Share), the sum of (x) the Original Issue Price applicable to such series of Preferred Shares, (y) an 8% annual compound interest on the Original Issue Price applicable to such series of Preferred Shares (other than Series Angel Preferred Shares and Series Angel+ Preferred Share) calculated from the actual payment date of the Original Issue Price applicable to such series of Preferred Shares (other than Series Angel Preferred Shares and Series Angel+ Preferred Share) to the date on which the relevant Redemption Price is paid in full (for the avoidance of doubt, the actual payment date for each Series B4-1 shall be deemed to be August 31, 2016), and (z) any declared but unpaid dividends on each such series of Preferred Share, proportionally adjusted for share subdivisions, share dividends, reorganizations, reclassifications, consolidations, or mergers. The redemption price for each Series D+ Preferred Share shall be referred to as the “Series D+ Redemption Price”; the redemption price for each Series D Preferred Share shall be referred to as the “Series D Redemption Price”; the redemption price for each Series C1 Preferred Share shall be referred to as the “Series C1 Redemption Price”; the redemption price for each Series B4 Preferred Share shall be referred to as the “Series B4 Redemption Price”; the redemption price for each Series B4-1 Preferred Share shall be referred to as the “Series B4-1 Redemption Price”; the redemption price for each Series B3 Preferred Share shall be referred to as the “Series B3 Redemption Price”; the redemption price for each Series B2 Preferred Share shall be referred to as the “Series B2 Redemption Price”; the redemption price for each Series B Preferred Share shall be referred to as the “Series B Redemption Price”; the redemption price for each Series A+ Preferred Share shall be referred to as the “Series A+ Redemption Price”; the redemption price for each Series A Preferred Share shall be referred to as the “Series A Redemption Price”; and the redemption price for each Series Pre-A Preferred Share shall be referred to as the “Series Pre-A Redemption Price”.

(B)

with respect to each Series Angel Preferred Share and Series Angel+ Preferred Share, the sum of (x) the Original Issue Price applicable to such series of Preferred Shares and (y) an 8% annual simple interest on the Original Issue Price applicable to such series of Preferred Shares calculated from the actual payment date of the Original Issue Price applicable to such series of Preferred Shares to the date on which the relevant Redemption Price is paid in full, proportionally adjusted for share subdivisions, share dividends, reorganizations, reclassifications, consolidations, or mergers (the redemption price for each applicable Series Angel+ Preferred Share, the “Series Angel+ Redemption Price”, the redemption price for each applicable Series Angel Preferred Share, the “Series Angel Redemption Price”, and together with the Series D+ Redemption Price, the Series D Redemption Price, Series C1 Redemption Price, Series B4 Redemption Price, Series B4-1 Redemption Price, the Series B3 Redemption Price, the Series B2 Redemption Price, the Series B Redemption Price, the Series A+ Redemption Price, the Series A Redemption Price, the Series Pre-A Redemption Price and Series Angel+ Redemption Price, the “Redemption Price”).

(iii)

Procedure. The closing of all redemption (the “Redemption Closing”) of any Preferred Shares pursuant to this Section 5 of Schedule A (including the payment of Redemption Price) shall take place within ninety (90) days of the date of the Redemption Notice at the offices of the Company, or such earlier date or other place as the holders of fifty percent (50%) of the applicable then outstanding Preferred Shares to be redeemed and the Company, the Founder and/or the Founder Holdco may agree in writing, provided that in no event should any Redemption Closing take place on a date that is earlier than ten (10) Business Days after the date of the Redemption Notice. At the Redemption Closing, subject to applicable law, the Group Companies, the Founder and/or the Founder Holdco will, from any source of assets or funds legally available therefor, redeem each Preferred Share by paying in cash therefor the applicable Redemption Price against surrender by such holder at the Company’s principal office of the original share certificate representing such Preferred Share, or a certification that such original share certificate is lost. From and after the Redemption Closing, subject to the holder of a Preferred Share having received the applicable Redemption Price in full from the Group Companies, the Founder and/or the Founder Holdco, all rights of the holder of such Preferred Share will cease with respect to such Preferred Shares, and such Preferred Shares will be cancelled and the register of members updated accordingly and will not thereafter be transferred on the books of the Group Companies or be deemed outstanding for any purpose whatsoever.

(iv)

Insufficient Funds. If the Group Companies’ assets or funds which are legally available on the date of the first Redemption Closing under this Section 5 of Schedule A are insufficient to pay in full all Redemption Prices to be paid pursuant to this Section 5(c)(iv) to Schedule A, or if the Group Companies is otherwise prohibited by applicable law from making such redemption, those assets or funds which are legally available (i) shall be first used to the extent permitted by applicable law to redeem all Series D+ Preferred Shares requested to be redeemed on a pro rata basis; (ii) and any remaining amount after payment of applicable Series D+ Redemption Price in full on all Series D+ Preferred Shares to be redeemed, shall be used to the extent permitted by applicable law to redeem all Series D Preferred Shares requested to be redeemed on a pro rata basis; (iii) and any remaining amount after payment of applicable Series D Redemption Price in full on all Series D Preferred Shares to be redeemed, shall be used to the extent permitted by applicable law to redeem all Series C1 Preferred Shares requested to be redeemed on a pro rata basis, (iv) and any remaining amount after payment of applicable Series C1 Redemption Price in full on all Series C1 Preferred Shares to be redeemed, shall be used to the extent permitted by applicable law to redeem all Series B4 Preferred Shares requested to be redeemed on a pro rata basis, (v) and any remaining amount after payment of applicable Series B4 Redemption Price in full on all Series B4 Preferred Shares to be redeemed, shall be used to the extent permitted by applicable law to redeem all Series B4-1 Preferred Shares requested to be redeemed on a pro rata basis, (vi) and any remaining amount after payment of applicable Series B4-1 Redemption Price in full on all Series B4-1 Preferred Shares to be redeemed, shall be used to the extent permitted by applicable law to redeem all Series B3 Preferred Shares requested to be redeemed on a pro rata basis, (vii) and any remaining amount after payment of applicable Series B3 Redemption Price in full on all Series B3 Preferred Shares to be redeemed, will be used to redeem all the Series B2 Preferred Shares requested to be redeemed on a pro rata basis, (viii) and any remaining amount after payment of applicable Series B2 Redemption Price in full on all Series B2 Preferred Shares to be redeemed, will be used to redeem all the Series B Preferred Shares requested to be redeemed on a pro rata basis, (ix) and any remaining amount after payment of applicable Series B Redemption Price in full on all Series B Preferred Shares to be redeemed, will be used to redeem all the Series A+ Preferred Shares requested to be redeemed on a pro rata basis, (x) and any remaining amount after payment of applicable Series A+ Redemption Price in full on all Series A+ Preferred Shares to be redeemed, will be used to redeem all the Series A Preferred Shares requested to be redeemed on a pro rata basis, (xi) and any remaining amount after payment of applicable Series A Redemption Price in full on all Series A Preferred Shares to be redeemed, will be used to redeem all the Series Pre-A Preferred Shares requested to be redeemed on a pro rata basis, (xii) any remaining amount after payment of applicable Series Pre-A Redemption Price in full on all Series Pre-A Preferred Shares to be redeemed, will be used to redeem all the Series Angel+ Preferred Shares requested to be redeemed on a pro rata basis, and (xiii) any remaining amount after payment of applicable Series Angel+ Redemption Price in full on all Series Angel+ Preferred Shares to be redeemed, will be used to redeem other Series Angel Preferred Shares requested to be redeemed on a pro rata basis. Thereafter, all assets or funds of the Group Companies that become legally available for the redemption of Preferred Shares shall immediately be used to pay the redemption payment which the Group Companies did not pay on the date that such redemption payments were due.

Without prejudice to the preceding paragraph, if the Group Companies fail to fulfil the redemption obligations pursuant to this Section 5 of Schedule A, the holders of the Preferred Shares shall have the right to request the Founder and the Founder Holdco to, jointly and severally, fulfil the redemption obligations of the Group Companies pursuant to this Section 5 of Schedule A to the extent the Redemption Price is not paid or fully paid to the holders of the Preferred Shares as soon as reasonably practicable and in no event later than thirty (30) Business Days after the request is made by the holder of the Preferred Shares. Notwithstanding the foregoing, the liabilities of the Founder with respect to its redemption obligation under this Section 5 of Schedule A shall be limited to the fair market value of the Equity Securities of the Group Companies directly or indirectly held by BigRain Holding Limited (“BigRain”) and any other Equity Securities of the Company held by the Founder or any Person directly or indirectly Controlled by the Founder (which shall include any permitted transferees under Section 12 (c) (ii) of Schedule A, which were issued to the Founder or such Person directly or indirectly Controlled by the Founder at no consideration or par value or the lowest value permitted under the applicable Laws, and, for the avoidance of doubt and notwithstanding anything to the contrary, shall include any Equity Securities granted to the Founder or the Founder Holdco from (i) the 70,033 Ordinary Shares reserved under the ESOP on May 7, 2019; (ii) the 226,682 Ordinary Shares reserved under the ESOP on April 3, 2020; and (iii) any future Equity Securities of the Company to be reserved under the ESOP or any other equity incentive plan (and its equivalent) to be implemented by the Company in the future from time to time (collectively, the “Included Founder Assets”) (which shall be determined as if no Redemption Event had occurred for such purposes), provided that (x) any Equity Securities of the Group Companies directly or indirectly held by BigRain directly or indirectly transferred or disposed in violation of the Transaction Documents and the proceeds of such transaction shall be included in the Included Founder Assets, (y) the Founder shall guarantee that any Affiliate of BigRain as assignee in the case of any direct or indirect transfer or disposal of the Equity Securities held by BigRain shall undertake the indemnification obligations hereof, and (z) any other Equity Securities of the Group Companies and interests which should belong to BigRain arising out of restructuring, share split, share dividends, share swap and other similar events shall be included in the Included Founder Assets. Save for the Included Founder Assets, none of the other Equity Securities of the Company directly or indirectly held by the Founder, proceeds received by the Founder from transferring or otherwise disposing of the Ordinary Shares and/or other Equity Securities held directly and indirectly by the Founder in any other Group Company in compliance with the terms and conditions of the Transaction Documents, and the Founder’s other personal assets (excluding the fair market value of the Included Founder Assets), shall in any respect be used to satisfy any redemption obligation of the Founder pursuant to this Section 5 of Schedule A, The Founder and the Founder Holdco shall bear the redemption obligation herein to the extent the Redemption Price is not paid or fully paid to the holders of the Preferred Shares by the Group Companies subject to the foregoing sentences in this paragraph.

(d)

If the Group Companies fail for whatever reason to redeem any Preferred Shares on its due date, until the date on which the same are redeemed, the Group Companies shall not declare or pay any dividend nor otherwise make any distribution of or otherwise decrease its profits available for distribution, unless such declaration, payment or distribution are solely for the purposes of the payment of the Redemption Price. To the extent permitted by law, the Group Companies shall procure that the profits of each Subsidiary of the Group Companies for the time being available for distribution shall be paid to the Group Companies by way of dividend if and to the extent that, but for such payment, the Group Companies would not itself otherwise have sufficient profits available for distribution to make any redemption of Preferred Shares required to be made pursuant to Section 5 of Schedule A.

(e)

Without limiting any provision in this Section 5 of Schedule A, the Founder, the Founder Holdco and the Company shall procure, that all assets, funds and business of the Domestic Company shall be included in the source of payment by the Company to fulfill its redemption obligation pursuant to this Section 5 of Schedule A.

6.	ACTS OF THE COMPANY.

(a)

Directors’ Consent. In addition to any other vote or consent required elsewhere in these Articles, the Shareholders’ Agreement or by any applicable statute (including without limitation, the Statute), the Company shall not, and shall cause each other Group Company not to, whether in a single transaction or a series of related transactions, whether directly or indirectly, and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise, without the approval of the Directors holding a majority of the votes of the Board, including the affirmative vote or consent of the Investor Director Majority in advance (for these purposes, references to any action in this Section 6(a) of Schedule A shall mean the action of the Company and/or any Group Company), take any action that effects or approves the following transactions, provided that the matter set out in subsection (v) below shall not be approved without the prior written consent of (x) the holder(s) of the majority of the Series B Preferred Shares, (y) the holder(s) of the majority of the Series B2 Preferred Shares, (z) the holder(s) of the majority of the Series B3 Preferred Shares, (xx) the holder(s) of the majority of the Series B4 Preferred Shares, (yy) the holder(s) of the majority of the Series C1 Preferred Shares, (zz) the holder(s) of the majority of the Series D Preferred Shares and (xxx) the holder(s) of the majority of the Series D+ Preferred Shares:

(i)	approval or amend the annual budget or business plan of any Group Company (including the Budget);

(ii)

make any loan or advance to, or own any stock or other Equity Securities of, any Affiliates of a Group Company or other corporation, partnership, equity joint venture, or other entities in excess of US$5,000,000 in a single transaction or a series of transactions unless it is wholly owned by a Group Company;

(iii)

make any loan or advance to any natural person, including employee or director, in excess of US$1,500,000 in a single transaction or a series of transactions, except advances and similar expenditures in the ordinary course of business or under the terms of the employee stock option plan of the Company approved by the Board;

(iv)

provide guarantee for any indebtedness, or create, allow to arise or issue any debenture constituting a pledge, lien or charge (whether by way of fixed or floating change, mortgage, Encumbrance or other security) on all or any of the undertaking, assets, Equity Securities or rights of a Group Company, except for trade accounts of the Group Companies arising in the ordinary course of business and for the purpose of securing borrowings from banks or other financial institutions in the ordinary course of business not exceeding US$8,000,000 (or its equivalent in other currency or currencies) in a single transaction and not in excess of US$16,000,000 in a series of transactions;

(v)

pay or declare any dividends on any shares of the Ordinary Shares or Preferred Shares, and declare or make any distribution of profits amongst the shareholders of the Group Companies by way of dividend, (interim and final) capitalization of reserves or otherwise;

(vi)

appoint or remove, or change or settle the terms of appointment and compensation of chairman, chief executive officer, chief financial officer, chief operating officer, chief technology officer, of a Group Company, including approving any option plans;

(vii)

incur any indebtedness in excess of US$3,000,000 in a single transaction or a series of transactions that is not already included in a Board-approved budget, other than trade credit incurred in the ordinary course of business and the borrowing from financial institutions for the purposes of ordinary business operations of the Group Companies;

(viii)

enter into or be a party to, or approve or make adjustments or modifications to terms of, transactions, agreements or understandings involving the interest of any director, officer, employee or shareholder of the Group Companies or any Affiliate of any such Person, including but not limited to the making of any loans or advances, whether directly or indirectly, or the provision of any guarantee, indemnity or security for or in connection with any indebtedness of liabilities of any director, officer, employee or shareholder of the Group Companies or any Affiliate of any such Person, other than transactions resulting in payments to or by any Group Company in an aggregate amount of less than US$1,500,000 per year that are made in the ordinary and usual course of business, pursuant to reasonable requirements of such Group Company’s business and upon fair, reasonable and arm’s length terms that are approved by the Directors holding a majority of the votes of the Board;

(ix)	conduct any monthly capital expenditure with an amount in excess of US$8,000,000 that is not already included in a Board-approved budget;

(x)	purchase or dispose of any assets or businesses with an amount in excess of US$8,000,000 in a single transaction or a series of transactions;

(xi)	approve any investment in the Equity Securities in any third party with an amount in excess of US$8,000,000;

(xii)

approve any transaction or series of transactions or any arrangement of exclusivity (including but not limited to the termination, extension, continuation after expiry, renewal, amendment, variation or waiver of any term under agreement with respect to any transaction or series of transactions) in excess of US$8,000,000 except for the transactions made in the ordinary course of business;

(xiii)	initiate or settle litigation or arbitration with an amount in excess of US$5,000,000 in a single case or a series of related cases;

(xiv)

the creation, issuance, sale or sponsorship of any cryptocurrency, decentralized application tokens, protocol tokens, blockchain-based assets or other cryptofinance coins, tokens or similar digital assets; the creation, operation any kind of online, electronic or website platform or system of such digital assets, tools or applications (except for any digital currency or similar currency issued by banks of various countries); and

(xv)	authorize, agree or undertake to do any of the foregoing by any Group Company or any of such Group Company’s direct or indirect subsidiaries.

(b)

Shareholders’ Consent. So long as there are any Preferred Shares outstanding, in addition to any other vote or consent required elsewhere in these Articles, the Shareholders’ Agreement or by any applicable Law (including without limitation, the Statute), the Company shall not, and the Company shall cause the other Group Companies not to, whether in a single transaction or a series of related transactions, whether directly or indirectly, and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise, without the approval of the Investor Majority in advance (regardless if such matter would have to be approved by the Board, Members, or any other corporate body or organ) (for these purposes, references to any action in this Section 6(b) of Schedule A shall mean “the action of the Company and/or any Group Company”), take any action that effects or approves the following transactions, provided that, for avoidance of doubt, where any act listed in this Section 6(b) of Schedule A below requires a Special Resolution or an Ordinary Resolution of the Members in accordance with the Statute, and if the Members vote in favor of such act not in accordance with this provision, each holder of Preferred Shares who votes against such act at a meeting of the Members shall have ten (10) times the number of votes of each Member who voted in favor of such act; provided further that (i) for the matters set out in subsections (v) and (vi) below to the extent such action would reasonably be expected to change the rights, preference and privilege of the Series B Preferred Shares, such approval of the Investor Majority shall include the approval of the holder(s) of the majority of the Series B Preferred Shares; (ii) for the matters set out in subsections (v) and (vi) below to the extent such action would reasonably be expected to change the rights, preference and privileges of the Series B2 Preferred Shares, such approval of the Investor Majority shall include the approval of the holder(s) of the majority of the Series B2 Preferred Shares; (iii) for the matters set out in subsections (v) and (vi) below to the extent such action would reasonably be expected to change the rights, preference and privilege of the Series B3 Preferred Shares, such approval of the Investor Majority shall include the approval of the holder(s) of the majority of the Series B3 Preferred Shares; (iv) for the matters set out in subsections (v) and (vi) below to the extent such action would reasonably be expected to change the rights, preference and privileges of the Series B4 Preferred Shares, such approval of the Investor Majority shall include the approval of the holder(s) of the majority of the Series B4 Preferred Shares, (v) for the matters set out in subsections (v) and (vi) below to the extent such action would reasonably be expected to change the rights, preference and privilege of the Series C1 Preferred Shares, such approval of the Investor Majority shall include the approval of the holder(s) of the majority of the Series C1 Preferred Shares; (vi) for the matters set out in subsections (v), (vi), (xiii) and (xvii) below to the extent such action would reasonably be expected to change the rights, preference and privilege of the Series D Preferred Shares, such approval of the Investor Majority shall include the approval of the holder(s) of the majority of the Series D Preferred Shares; and (vii) for the matters set out in subsections (v), (vi), (xiii) and (xvii) below to the extent such action would reasonably be expected to change the rights, preference and privilege of the Series D+ Preferred Shares, such approval of the Investor Majority shall include the approval of the holder(s) of the majority of the Series D+ Preferred Shares:

(i)

increase, reduce or cancel the authorized share capital or authorized number of any series of shares or increase issued share capital of the Group Companies, or create, authorize the creation of, issue, allot or purchase any shares, debenture or Equity Securities convertible into or carrying a right of subscription in respect of Equity Securities of the Group Companies, or grant or issue any options rights or warrants or which may require the issue of shares of the Group Companies in the future, or do any act which has the effect of diluting or reducing the effective shareholding of the Investors in the Company, excluding (i) any issuance of new shares of Ordinary Shares upon conversion of the Preferred Shares; (ii) any issuance of the Ordinary Shares to persons or entities with which the Company has strategic business relationships (as approved by the Board, including the affirmative votes of Investor Director Majority); (iii) issuance of Ordinary Shares in connection with any share split, share dividend, combination, recapitalization or other similar transaction of the Company, (vi) issuance of Ordinary Shares (or options or warrants therefor) under the employee stock option plan of the Company, or for any bona fide acquisition of the Equity Securities or assets of any other Person or any equipment financing, in each case as approved by the Board of the Company (including the affirmative vote of Investor Director Majority) or the Members in accordance with this Section 6 of Schedule A;

(ii)

repurchase, redeem or retire any shares of Ordinary Shares of a Group Company (other than (x) waived by employees pursuant to the employee stock option plan of the Company or other employment related equity incentive agreements giving the Company the right to repurchase shares upon the termination of employment; and (y) pursuant to the redemption rights available to the holders of Preferred Shares under these Articles);

(iii)	conduct any action that allows, reclassifies, authorizes, creates or issues shares of any class of stock having rights, preferences or privileges superior to or on parity with the Preferred Shares;

(iv)	effect any merger, spin-off, consolidation, share acquisition, scheme of arrangement, other corporate reorganization or any transaction or series of transactions of similar effect;

(v)

change the rights, preferences and privileges of, or the restrictions provided for the benefit of, the Preferred Shares, provided that the issuance of any class of shares with superior right in bona fide equity financing(s) of the Company which implies a higher valuation of the Company than the implied valuation of the highest Original Issue Price of all Preferred Shares in issue prior to such bona fide equity financing and is duly approved in accordance with this Agreement shall not be a change of the rights, preferences and privileges of, or the restrictions provided for the benefit of, the Preferred Shares contemplated under this Section 6(b)(v) of this Schedule A;

(vi)

amend, alter, repeal or waive any provisions of these Articles or any Constitutional Document of any Group Company (other than such revision that does not have an adverse effect on the rights, preferences and privilege of any Preferred Shares or the Investor, provided that the issuance of any class of shares with superior right in bona fide equity financing(s) of the Company which implies a higher valuation of the Company than the implied valuation of the highest Original Issue Price of all Preferred Shares in issue prior to such bona fide equity financing and is duly approved in accordance with the Shareholders’ Agreement shall not be an “adverse effect” under this Section 6(b)(vi) of Schedule A);

(vii)

appoint a receiver, administrator or other form of external manager for the liquidation or dissolution or winding up of, liquidate, dissolve or wind-up the affairs of, a Group Company, effect any Liquidation Event, or pass any resolution of the directors or the shareholders in respect thereof;

(viii)

create or authorize the creation or issuance of any non-convertible debt securities (other than equipment leases or bank lines of credit) unless such debt security has received the prior approval of the Board, including the approval of the Investor Director Majority;

(ix)	increase or decrease the number of directors of the Board or the Subsidiary Boards;

(x)	appoint, change or remove the accounting firm and/or auditors of the any Group Company, or materially change the accounting and financial policies of any Group Company;

(xi)

adopt, amend, terminate or implement the employee stock option plan of the Company or any other equity incentive, purchase or participation plan for the benefit of employees, officers, directors, contractors, advisors or consultants of a Group Company, and amend any terms and conditions thereof or reserve additional number of Ordinary Shares for issuance under the employee stock option plan of the Company or any other equity incentive, purchase or participation plan for the benefit of employees, officers, directors, contractors, advisors or consultants of a Group Company;

(xii)	change the equity ownership of a Group Company (other than any Transfer made pursuant to the Shareholders’ Agreement and these Articles);

(xiii)	initiate IPO of a Group Company (including but not limited to the stock exchange, timing, and valuation of the IPO), except the initiation and consummation of a Qualified IPO of the Company;

(xiv)

acquire or make any investment or incur any commitment other than investments in prime commercial paper, money market funds, certificates of deposit in any international bank having a net worth not in excess of US$5,000,000 at any time in respect of any one transaction and not in excess of US$10,000,000 at any time in related transactions in any financial year of the Group Companies or guaranteed by the United States of America or other sovereign government, in each case having a maturity not in excess of two (2) years;

(xv)

sell, transfer, license, pledge, encumber or dispose of the whole or a substantial part of the undertaking, goodwill or the assets or property of the Group Companies, or the technology or intellectual property other than non-exclusive licenses granted in the ordinary course of business of a Group Company, with such disposed assets or property with an amount in excess of US$6,000,000 in aggregate in any financial year;

(xvi)

change the Principal Business, the business scope or business activities of the Group Companies, enter into new lines of business, cease to conduct or carry on or exit the lines of business of the Group Companies substantially as now conducted;

(xvii)	initiate any Trade Sale that values the Ordinary Shares (on an as-converted basis) of the Company at a price per share that is less than 1.23x the Original Series D+ Issue Price; and

(xviii)	authorize, agree or undertake to do any of the foregoing by any Group Company.

(c) For the avoidance of doubt, any provision under Section 6 of this Schedule A shall in no case limit (1) the issuance of Ordinary Shares issued upon conversion of the Preferred Shares, (2) any share redemption in accordance with Section 5 of this Schedule A or in accordance with Section 7.13 of the Shareholders’ Agreement, (3) the issuance of any Equity Securities to any Investor or any of its Affiliates pursuant to the exercise of the right of first offer as set out in Section 8 of this Schedule A or in Section 4 of the Shareholders’ Agreement, (4) the delivery of any information by any Group Company to any Investor in accordance with Section 3 of the Shareholders’ Agreement, (5) the purchase or sale of any Equity Securities by any Investor pursuant to the Right of First Refusal or Right of Co-Sale, (6) the exercise of the Qualified Competitor Transfer ROFR by the Company or any other Person designated by the Company in accordance with Section 9(d) of this Schedule A or Section 6.1(d) of the Shareholders’ Agreement, (7) the payment of any liquidation preference amount to any Member in accordance with Section 2 of this Schedule A or Section 7.12 of the Shareholders’ Agreement, (8) the grant of any most favorable nation treatment to any Investor pursuant to Section 7.3 of the Shareholders’ Agreement, or (9) the consummation of a Qualified IPO of the Company.

7.	APPOINTMENT AND REMOVAL OF DIRECTORS.

(a)	There shall be a Board consisting of up to eleven (11) person, unless increased by a resolution adopted by the Board and with the consent required pursuant to Section 6 of Schedule A.

(b)	The Directors shall be appointed in accordance with the following provisions:

(i)

Hong Kong Red Star Macalline Universal Home Furnishings Limited (香港紅星美凱龍全球家居有限公司) (so long as it continues to hold any Preferred Shares of the Company) shall be entitled to appoint one (1) Director of the Board (the “Red Star Series A Director”) to the Board, and shall also be entitled to remove any Director occupying such position and to fill any vacancy caused by the resignation, death or renewal of any Director occupying such position(s).

(ii)

Shanghai Tong Yun Xin Xi Ji Shu Company Limited (so long as it continues to hold any Preferred Shares of the Company) shall be entitled to appoint one (1) Director of the Board (the “Dachen Series A Director”) to the Board, and shall also be entitled to remove any Director occupying such position and to fill any vacancy caused by the resignation, death or renewal of any Director occupying such position(s).

(iii)

The Series Pre-A Investor (so long as it continues to hold any Preferred Shares of the Company) shall be entitled to appoint one (1) Director of the Board (the “Series Pre-A Director”) to the Board, and shall also be entitled to remove any Director occupying such position and to fill any vacancy caused by the resignation, death or renewal of any Director occupying such position(s).

(iv)

The Series Angel Investor (so long as it continues to hold any Preferred Shares of the Company) shall be entitled to appoint one (1) Director of the Board (the “Series Angel Director”) to the Board, and shall also be entitled to remove any Director occupying such position and to fill any vacancy caused by the resignation, death or renewal of any Director occupying such position(s).

(v)

Tiger (so long as it continues to hold any Preferred Shares of the Company) shall be entitled to appoint one (1) Director of the Board (the “Tiger Director”) to the Board, and shall also be entitled to remove any Director occupying such position and to fill any vacancy caused by the resignation, death or renewal of any Director occupying such position(s).

(vi)

Sequoia (so long as it continues to hold any Preferred Shares of the Company) shall be entitled to appoint one (1) Director of the Board (the “Sequoia Director”) to the Board, and shall also be entitled to remove any Director occupying such position and to fill any vacancy caused by the resignation, death or renewal of any Director occupying such position(s).

(vii)

subject to Section 7(b)(xi) of this Schedule A below, CTG (so long as it continues to hold any Preferred Shares in the Company) shall be entitled to appoint one (1) Director of the Board (the “CTG Director”), and shall also be entitled to remove any Director occupying such position and to fill any vacancy caused by the resignation, death or renewal of any Director occupying such position(s);

(viii)

Subject to Section 7(b)(xi) of this Schedule A below, CMC (so long as CMC it continues to hold any Preferred Shares in the Company) shall be entitled to appoint one (1) Director of the Board (the “CMC Director”), and shall also be entitled to remove any Director occupying such position and to fill any vacancy caused by the resignation, death or renewal of any Director occupying such position(s);

(ix)

Subject to Section 7(b)(xi) of this Schedule A below, GA (so long as it continues to hold any Preferred Shares in the Company) shall be entitled to appoint one (1) Director of the Board (the “GA Director”), and shall also be entitled to remove any Director occupying such position and to fill any vacancy caused by the resignation, death or renewal of any Director occupying such position(s);

(x)

Subject to Section 7(b)(xi) of this Schedule A below, SVF (so long as it continues to hold any Preferred Shares in the Company) shall be entitled to appoint one (1) Director of the Board (the “SVF Director”), and shall also be entitled to remove any Director occupying such position and to fill any vacancy caused by the resignation, death or renewal of any Director occupying such position(s);

(xi)

Unless otherwise agreed by the Founder, if any Investor referred to in Section 7(b)(vii) to Section 7(b)(x) of this Schedule A above no longer holds (together with any Affiliate of such Investor) five percent (5%) of the Equity Securities in the Company (calculated on a fully-diluted basis) after a subsequent bona fide equity financing of the Company after the Closing, where the per share purchase price of such subsequent bona fide equity financing after the Closing is no less than the Original Series C1 Issue Price, then, such Investor shall lose its right to appoint any Director of the Board. Each of the foregoing Investors who loses its right to appoint Director shall be entitled to appoint one (1) observer to attend all meetings of the Board and the Company shall deliver to such observer copies of all notices and materials at the same time and in the same manner as the same are provided to the Directors and inform such observer of the decisions made by Investor Director Majority.

(xii)	The Founder, LIANG Changlin, through his Founder Holdco, shall be entitled to appoint one (1) Director of the Board which shall be entitled to eleven (11) votes to the Board.

(xiii)	Each Director (other than the Director appointed by the Founder in accordance with Section 7(b)(xii) of this Schedule A shall have one (1) vote when any resolution shall be passed by the Board.

(xiv)

Each of Hupo, Qiming, BAI, LFC, Starquest, Coatue and DST Global (so long as it continues to hold any Preferred Shares of the Company) shall be entitled to appoint one (1) observer to attend all meetings of the Board, and the Company shall deliver to such observers copies of all notices and materials at the same time and in the same manner as the same are provided to the Directors and promptly inform such observers of the decisions made by Board.

(c)

Notwithstanding anything to the contrary contained herein, each Member shall, vote all of his, her or its Equity Securities (whether now owned or hereafter acquired, including which the Member may be empowered to vote) from time to time and at all times in whatever manner as may be necessary to ensure that (i) no Director appointed pursuant to Section 7(b) of Schedule A may be removed from office unless (A) such removal is directed by the holder(s) of Equity Securities who is entitled under Section 7(b) of Schedule A to designate that Director; or (B) the person(s) or entity(ies) originally entitled to designate such Director pursuant to Section 7(b) of Schedule A is no longer so entitled to designate or approve such Director or occupy such Board seat; and (ii) any vacancies created by the resignation, removal or death of a Director appointed pursuant to Section 7(b) of Schedule A shall be filled pursuant to the provisions of Section 7 of Schedule A. All Members shall execute any written consents and take any action (including causing the Director designated by such Shareholder to provide any written consent and take any action) required to effectuate provisions of these Articles and the Shareholders’ Agreement, and the Company agrees at the request of any Member entitled to designate Directors, call a special meeting of Members for the purpose of appointing Directors.

8.	RIGHT OF FIRST OFFER.

(a)

Subject to the terms and conditions specified in this Section 8(a) of Schedule A and applicable securities Laws, in the event the Company proposes to offer or sell any Additional Equity Securities (in a single transaction or a series of related transactions) (other than any Additional Series D Preferred Shares (as defined in the Shareholders’ Agreement)), each holder of Preferred Shares (each an “Offeree”) shall be entitled to purchase up to its Pro Rata Share (as defined below) of the Additional Equity Securities in accordance with the provisions of this Section 8(a) of Schedule A. Each Offeree shall be entitled to apportion such right of first offer granted to it under this Section 8(a) of Schedule A among itself and its partners, members and other Affiliates in such proportions as it deems appropriate, provided that (x) without the consent of the Founder, such partners, members and other Affiliates of the Offeree shall not be a competitor as listed in Exhibit E to the Shareholders’ Agreement (the “Competitor”) which may be updated to include additional Competitors up to once per calendar year upon the written request by the Founder and such list in Exhibit E to the Shareholders’ Agreement and any update thereof shall be promptly notified to the Investors and approved by the Board (including the affirmative votes of the Investor Director Majority and the Founder). Each Offeree’s “Pro Rata Share” for purposes of this Section 8(a) of Schedule A is the ratio of (a) the number of Ordinary Shares (calculated on an as-converted and fully-diluted basis) held by such Offeree (for Starquest, the number of Ordinary Shares then held by Starquest and Starquest’s Related Fund shall be aggregated for calculation of the aggregate Pro Rata Share of such Persons), to (b) the total number of Ordinary Shares (calculated on an as-converted and fully-diluted basis) then outstanding immediately prior to the issuance of the Additional Equity Securities.

(b)

In the event that the Company proposes to undertake an issuance of any Additional Equity Securities, the Company shall deliver a written notice, in accordance with the provisions of Section 8.4 of the Shareholders’ Agreement (the “Offer Notice”), to each of the Offerees stating (i) its bona fide intention to offer such Additional Equity Securities, (ii) the number and type of such Additional Equity Securities to be offered, (iii) the per unit price in cash and the other material terms, if any, upon which it proposes to offer such Additional Equity Securities and (iv) the number of the Additional Equity Securities that each Offeree is entitled to purchase based on its Pro Rata Share of the Additional Equity Securities.

(c)

Within ten (10) Business Days after receipt of the Offer Notice (the “Participation Period”), each Offeree shall have an option to elect to purchase up to its Pro Rata Share of the Additional Equity Securities at the same per unit price and on and subject to the same terms as specified in the Offer Notice.

(d)

Each Offeree may exercise such purchase option to purchase all or any portion of its Pro Rata Share of the Additional Equity Securities, by notifying the Company in writing, before the expiration of the Participation Period as to the number of such Additional Equity Securities which it wishes to purchase.

(e)

If any Offeree fails to exercise the right to purchase its full Pro Rata Share of the Additional Equity Securities within the Participation Period in accordance with this Section 8 of Schedule A, the Company shall, identify the portion of the Additional Equity Securities which such Offerees have failed to purchase (the “Remaining Securities”), and has 70 Business Days following expiration of the Participation Period to complete the sale of the Remaining Securities to the third-party offeree as identified in the Offer Notice upon terms and conditions (including the per unit purchase price) no more favorable to such offeree than those specified in the Offer Notice. In the event that the Company has not issued and sold such Remaining Securities within such 70 Business Day period, then the Company shall not thereafter issue or sell any Additional Equity Securities without again first offering such Additional Equity Securities to the Offerees pursuant to this Section 8 of Schedule A.

(f)

The provisions of this Section 8 of Schedule A shall terminate upon the earlier of (a) immediately prior to the consummation of the Company’s Qualified IPO, and (b) the consummation of a Liquidation Event (other than a change of control of the Company as a result of issuance of additional Equity Securities of the Company or transfer of Equity Securities of the Company).

9.	RESTRICTION ON TRANSFER.

(a)	Transfer of Shares

Subject to Section 12(c) of Schedule A, any proposed assignment, sale, offer to sell, pledge, mortgage or hypothecation of, creation of Encumbrance on, grant of a security interest in, disposition of or any other like transfer of, or suffering to existing (whether by operation of Law or otherwise) any Encumbrance on, through one or a series of transactions, of any right, title or interest in or to any Equity Securities of the Company now or hereafter owned or held by a Member, either directly or indirectly (each, a “Transfer”) shall be made in compliance with the terms of this Section 9 to 12 of Schedule A. For the avoidance of doubt, any change in the equity interest of the Founder Holdco, including without limitation as a result of (i) the issuance or redemption by the Founder Holdco of any portion of its Equity Securities, or any debenture or obligation in whatsoever nature that is convertible into or exercisable for its Equity Securities, any other right that may grant the recipient rights and privileges similar to that of a shareholder of the Founder Holdco, or in any other manner that may have similar effect to any of the foregoing; or (ii) any Transfer of the Founder Holdco’s Equity Securities, shall constitute a “Transfer” for the purposes of these Articles.

(b)	Prohibition on Transfer of Ordinary Shares held by the Restricted Shareholder

Subject to Section 12(c) of Schedule A, in addition to the restrictions set forth in Section 10 and Section 11 of Schedule A, prior to the consummation of a Qualified IPO or a Liquidation Event, each Restricted Shareholder shall not effectuate a Transfer, nor shall any Member that holds any interest in the Founder Holdco or any Restricted Shareholder effectuate a Transfer of his Equity Securities or interest in the Equity Securities in the Founder Holdco or any Restricted Shareholder, unless otherwise approved in writing by the Directors holding a majority of the votes of the Board, including the affirmative votes of the Investor Director Majority.

(c)	Prohibition on Issuance of Shares or Similar Rights by the Founder Holdco

Subject to Section 12(c) of Schedule A, the Founder Holdco shall not, and the Founder shall cause the Founder Holdco not to, prior to the consummation of a Qualified IPO or a Liquidation Event, effectuate a Transfer, unless otherwise approved in writing by the Directors holding a majority of the votes of the Board, including the affirmative votes of the Investor Director Majority.

Save for the exempt transfers set forth in Section 12(c) of Schedule A, any Transfer by any Restricted Shareholder shall therefore be subject to the Right of First Refusal and the Right of Co-Sale right described in Section 10 and Section 11 of Schedule A.

(d)	Restrictions on Transfer of Shares held by the Investors

Subject to this Section 9 of Schedule A, each Investor may freely Transfer any Equity Securities of the Company now or hereafter owned or held by them; provided that (i) without the written consent of the Founder, the transferee shall not be a Competitor as listed in the Exhibit E of the Shareholders’ Agreement, which list may be updated to include additional Competitors up to once per calendar year upon the written request by the Founder and such list in Exhibit E and any update thereof shall be promptly notified to the Investors and approved by the Board (including the affirmative votes of the Investor Director Majority and the Founder) and such update shall only become effective upon the approval of the Board; and (ii) the transferee shall execute and deliver an Assumption Agreement in the form attached to the Shareholders’ Agreement as Exhibit C-1 and be bound by the terms of the Shareholders’ Agreement as an “Investor” (if not already a party to the Shareholders’ Agreement) upon such Transfer. The Company shall update its register of members upon the consummation of any such permitted Transfer.

Notwithstanding the foregoing, without the written consent of the Founder, Sequoia and each Series B3 Investor and each Series B4 Investor and each Series C1 Investor and each Series D Investor and each Series D+ Investor shall not Transfer any of its Equity Securities of the Company to any of JD Daojia/7Fresh/Dada (京东到家/7Fresh/达达), Eleme (饿了么), Meituan (美团), Duodian/Wumei (多点/物美), Alibaba（阿里巴巴）and Tencent（腾讯）(collectively, the “Special Competitors”) until two years after, with respect to Sequoia and each Series B3 Investor, the Series B3 Closing (which shall extend to the date of closing of any subsequent bona fide equity financing thereafter, if such Investor or any of its Affiliates makes additional investment in such subsequent financing) or, with respect to each Series B4 Investor, the Series B4 Closing (which shall extend to the date of closing of any subsequent bona fide equity financing thereafter, if such Investor or any of its Affiliates makes additional investment in such subsequent financing, for the avoidance of doubt, the exercise of warrant issued to Starquest for the subscription of the 139,795 Series B4 Preferred Shares on March 22, 2021 and the conversion of certain convertible loan by Starquest into 81,266 Series C1 Preferred Shares in accordance with the CB Purchase Agreement as defined in the Shareholders’ Agreement shall not be deemed as additional investment under this Section 9 (d) of Schedule A; the exercise of warrant issued to Gaorong for the subscription of the 179,701 Series Pre-A Preferred Shares, 21,204 Series A+ Preferred Shares, 3,554 Series B Preferred Shares and 57,902 Series C1 Preferred Shares on March 22, 2021 shall not be deemed as additional investment under this Section 9 (d) of Schedule A), or with respect to each Series C1 Investor, the Series C1 Closing (which shall extend to the date of closing of any subsequent bona fide equity financing thereafter, if such Investor or any of its Affiliates makes additional investment in such subsequent financing, for the avoidance of doubt, the exercise of warrant issued to Starquest for the subscription of 139,795 Series B4 Preferred Shares on March 22, 2021 and the conversion of certain convertible loan by Starquest into 81,266 Series C1 Preferred Shares in accordance with the CB Purchase Agreement as defined in the Shareholders’ Agreement shall not be deemed as additional investment under this Section 9 (d) of Schedule A), or with respect to each Series D Investor, the applicable closing date of its subscription of relevant Series D Preferred Shares (which shall extend to the date of closing of any subsequent bona fide equity financing thereafter, if such Investor or any of its Affiliates makes additional investment in such subsequent financing), or with respect to each Series D+ Investor, the Closing (which shall extend to the date of closing of any subsequent bona fide equity financing thereafter, if such Investor or any of its Affiliates makes additional investment in such subsequent financing). Upon the expiry of such two year period, if Sequoia or any Series B3 Investor or Series B4 Investor or Series C1 Investor or Series D Investor or Series D+ Investor (each, a “Qualified Transferor”) proposes to Transfer any Equity Securities of the Company held by it to any of the Special Competitors (the “Qualified Transfer”), such Qualified Transferor shall deliver a written notice to the Company and the other Investors no later than thirty (30) calendar days prior to the consummation of such Qualified Transfer (the “Qualified Transfer Notice”), which shall contain the material terms and conditions of the Qualified Transfer, including without limitation, (i) a description of the Equity Securities of the Company that such Qualified Transferor proposes to transfer, (ii) the price of such Qualified Transfer, (iii) the form of consideration to be paid and (iv) the identity of the prospective transferee. The Company or its designated party shall have a right of first refusal to purchase all (but not less than all) of the Equity Securities proposed to be transferred by any Qualified Transferor as set out in the Qualified Transfer Notice (the “Qualified Competitor Transfer Shares”) at a price per Ordinary Share (on an as converted basis) that equals to the lower of (i) the same price as described in the Qualified Transfer Notice, and (ii) an amount equal to (x) the per Ordinary Share price (on an as-converted basis) for the bona fide equity financing undertaken by the Company immediately before the Qualified Transfer, plus (y) a compound interest calculated at the rate of 12.5% per annum, calculating during the period commencing from the closing of such foregoing bona fide equity financing and up to and until the proposed closing date of the Qualified Transfer (the “Qualified Competitor Transfer ROFR”). To exercise the Qualified Competitor Transfer ROFR, the Company shall deliver an exercise notice to such Qualified Transferor within ten (10) calendar days after the delivery of the Qualified Transfer Notice (the “Qualified Competitor ROFR Exercise Period”). If the Company elects to exercise the Qualified Competitor Transfer ROFR during the Qualified Competitor ROFR Exercise Period, the Company shall pay the purchase price determined in accordance with this Section 9(d) of Schedule A in US dollars in full in immediately available funds for all such Qualified Competitor Transfer Shares at the closing of such transfer, which shall take place no later than sixty (60) calendar days following the delivery of the Qualified Transfer Notice. Notwithstanding anything to the contrary, in the event the Company designates any Person other than a Group Company to exercise such Qualified Competitor Transfer ROFR, such designation shall be subject to the prior written consent of the Investor Director Majority. For the avoidance of doubt, each Investor’s right to transfer to a Special Competitor in accordance with the second paragraph of this Section 9(d) shall in no event be restricted or limited by the first paragraph of this Section 9(d).

Notwithstanding anything to the contrary, upon the earlier of (i) the expiration of the Qualified Competitor ROFR Exercise Period and (ii) the receipt by any Qualified Transferor of a written notice from the Company that it does not elect to purchase the Equity Securities proposed to be transferred by such Qualified Transferor as set forth in the Qualified Transfer Notice, in each case of (i) and (ii), such Qualified Transferor shall be permitted to Transfer part or all of the Qualified Competitor Transfer Shares to the prospective transferee and for the consideration no less favorable than those set forth in the Qualified Transfer Notice.

10.	RIGHT OF FIRST REFUSAL.

(a)	Transfer Notice

Subject to the provisions in Section 9 and Section 12(c) of Schedule A, each Restricted Shareholder (including its successors and permitted assignees) (each, a “Transferor”) proposing to make a Transfer shall deliver a written notice (the “First Transfer Notice”) to each holder of Preferred Shares (each an “Eligible Holder”, collectively the “Eligible Holders”) and the Company no later than thirty (30) calendar days prior to the consummation of such Transfer. Such First Transfer Notice shall contain the material terms and conditions of the Transfer, including without limitation (i) a description of the Equity Securities that such Transferor proposes to transfer (the “Transfer Shares”), including the number of such Transfer Shares, (ii) the nature of such Transfer, (iii) the cash consideration to be paid for such Transfer Shares and (iv) the identity of the Prospective Transferee (including the ultimate beneficial owners). In the event of a conflict between Shareholders’ Agreement and these Articles and any other agreement that may have been entered into by a Transferor with the Eligible Holder that provide a preexisting right of first refusal or other similar rights, the terms of the Shareholders’ Agreement shall prevail and the preexisting right of first refusal and other similar rights shall be deemed satisfied by compliance with this Section 10 of Schedule A.

(b)

Grant of Right of First Refusal to Eligible Holders. Each Transferor hereby grants to each Eligible Holder (including its successors and permitted assignees) a right of first refusal (the “Right of First Refusal”) to purchase up to such Eligible Holder’s Pro Rata ROFR Share of the Transfer Shares. To exercise its Right of First Refusal, an Eligible Holder shall deliver an exercise notice to the Transferor and the Company indicating the number of Transfer Shares such Eligible Holder wishes to purchase within ten (10) Business Days after receipt of the First Transfer Notice (the “ROFR Exercise Period”).

An Eligible Holder’s “Pro Rata ROFR Share” shall mean that number equals to the number of Transfer Shares, multiplied by (i) the number of Ordinary Shares then held by such Eligible Holder (on an as-converted but otherwise non-diluted basis; for Starquest, the number of Ordinary Shares then held by Starquest shall include the number of Equity Securities then held by Starquest and Starquest’s Related Fund collectively) at the time of the Transfer Notice, divided by (ii) the total number of Ordinary Shares (on an as-converted but otherwise non-diluted basis) then held by all Eligible Holders at the time of the Transfer Notice.

(c)

Re-allotment Notice of Transfer Shares. If any Eligible Holder fails to purchase its full Pro-Rata ROFR Share of the Transfer Shares within the ROFR Exercise Period, then, within five (5) Business Days after the expiration thereof, the Transferor shall send a written notice (the “Re-allotment Notice”) to each Eligible Holder who has fully exercised its Eligible Holder’s Right of First Refusal in accordance with the Section 10(b) of Schedule A above (each, an “Exercising Eligible Holder”). Such Re-allotment Notice shall include all the information required in the Transfer Notice and shall additionally identify the portion of the Transfer Shares which Eligible Holders who are not Exercising Eligible Holders have failed to purchase (the “Remaining Transfer Shares”).

(d)

Re-allotment of Transfer Shares. Each Exercising Eligible Holder shall have a re-allotment right to purchase all or any portion of the Remaining Transfer Shares on the terms and conditions set forth in the Re-allotment Notice. To exercise such re-allotment right with respect to the Remaining Transfer Shares, the Exercising Eligible Holder shall deliver to the Transferor and the Company an exercise notice (the “Re-allotment Exercise Notice”) indicating the additional number of Transfer Shares that it wishes to purchase within ten (10) Business Days after its receipt of the Re-allotment Notice (the “Re-allotment Exercise Period”). Within five (5) Business Days after the expiration of the Re-allotment Exercise Period, the Transferor shall give written notice to the Company and each Eligible Holder confirming and specifying the number of Transfer Shares that such Eligible Holder has elected to purchase (including any re-allotments) by exercising its Right of First Refusal pursuant to this Section 10 of Schedule A (the “Confirmation Notice”).

For the purpose of this Section 10(d) of Schedule A, if the aggregate number of the Remaining Transfer Shares that all Exercising Eligible Holders have indicated a willingness to purchase in their Re-allotment Exercise Notices exceeds the total number of the Remaining Transfer Shares available for purchase, the Remaining Transfer Shares shall be allocated as necessary by the Transferor such that each Exercising Eligible Holder shall receive the lesser of (a) the number of the Remaining Transfer Shares specified in such Exercising Eligible Holder’s Re-allotment Exercise Notice, and (b) the product obtained by multiplying (i) the total number of the Remaining Transfer Shares available for purchase by (ii) a fraction, the numerator of which is the number of Ordinary Shares (on an as-converted but otherwise non-diluted basis) held by such Exercising Eligible Holder and the denominator of which is the total number of Ordinary Shares (on an as-converted but otherwise non-diluted basis) held by all the Exercising Eligible Holders.

(e)

Consideration; Closing. If the purchase price of the Transfer Shares specified in the Transfer Notice is payable in property, services or other non-cash consideration, each Eligible Holder shall have the right to pay the purchase price in the form of cash equal in amount to the value of such non-cash consideration. If the Transferor and the Eligible Holder fail to agree on such cash value within ten (10) calendar days after the date on which the Eligible Holder exercises its Right of First Refusal pursuant to Section 10(b) of Schedule A above, the valuation shall be determined by the Board (including the written consents from the Investor Director Majority) in good faith. The closing of the purchase of the Transfer Shares by each electing Eligible Holder shall take place, and the consideration payable such Eligible Holder for the Transfer Shares shall have been delivered to the Transferor, by the later of (i) the intended closing date specified in the Transfer Notice; and (ii) ten (10) Business Days after delivery of the Confirmation Notice. If any Eligible Holder exercises its right of first refusal to purchase the Transfer Shares in accordance with this Section 10 of Schedule A, then, upon the closing of the purchase of the Transfer Shares by the Eligible Holder, the Transferor will have no further rights as a holder of such Transfer Shares except the right to receive payment for such Transferor Shares from such Eligible Holder in accordance with the terms of the Shareholders’ Agreement, and the Transferor will forthwith cause all certificate(s) evidencing such Transfer Shares to be surrendered to the Company or delivered to the relevant Eligible Holder.

(f)

Sale to Prospective Transferee. Unless the Eligible Holders elect in the aggregate to purchase all of the Transfer Shares pursuant to this Section 10 of Schedule A, the Transferor may, subject to Section 11 of Schedule A, Transfer all the Transfer Shares that are not purchased by the Eligible Holders to the Prospective Transferee on the terms and conditions set forth in the First Transfer Notice, provided that (i) such sale is bona fide, (ii) the price for the sale to the Prospective Transferee is a price not less than the price set forth in the First Transfer Notice and the sale is otherwise on terms and conditions no less favorable to the Transferor than those set forth in the First Transfer Notice, (iii) the Prospective Transferee agrees not to conduct any business that is competing with the Principal Business, and (iv) the Transfer is made within 70 Business Days from the beginning of the Co–Sale Period (as defined below). If such a Transfer does not occur within such 70 Business-Day period for any reason, the restrictions provided for herein shall again become effective, and no Transfer of Equity Securities may be made by the Transferor thereafter without again making an offer to the Eligible Holders in accordance with this Section 10 and Section 11 of Schedule A.

11.	RIGHT OF CO-SALE.

(a)

Subject to Section 12(c) of Schedule A, if any Transfer Shares subject to a Transfer are not purchased pursuant to Section 10 of Schedule A above and thereafter are to be sold to a Prospective Transferee in accordance with Section 10(f) of Schedule A (such Transfer Shares, the “Co-Sale Eligible Shares”), each Eligible Holder that has not exercised its rights under Section 10(b) of Schedule A (each an “Co-Sale Eligible Holder”) may elect to exercise its right (a “Right of Co-Sale”) and participate on a pro-rata basis in the Transfer on the same terms and conditions specified in the First Transfer Notice. To exercise its Right of Co-Sale, the Co-Sale Eligible Holder shall give the Transferor written notice to that effect within fifteen (15) calendar days (the “Co-Sale Period”) after receipt of the Confirmation Notice as provided in Section 10(d) of Schedule A, and upon giving such notice the Co-Sale Eligible Holder shall be deemed to have effectively exercised the Right of Co-Sale.

(b)

Each Co-Sale Eligible Holder, by exercising its Right of Co-Sale by delivering the written notice provided for above in Section 11(a) of Schedule A within the Co-Sale Period, may sell up to such number of Shares held by such Co-Sale Eligible Holder that equals (i) the aggregate number of Co-Sale Eligible Shares, multiplied by (ii) a fraction, the numerator of which is the number of Ordinary Shares held by such Co-Sale Eligible Holder (on an as-converted but otherwise non-diluted basis) at the time of the First Transfer Notice (for Starquest, the number of Ordinary Shares then held by Starquest shall include the number of Equity Securities then held by Starquest and Starquest’s Related Fund collectively) and the denominator of which is (x) the total number of Ordinary Shares held by all Co-Sale Eligible Holders at the time of Transfer Notice (on an as-converted but otherwise non-diluted basis), plus (y) the number of Ordinary Shares held by the Transferor (on an as-converted but otherwise non-diluted basis). To the extent that one or more of the Co-Sale Eligible Holders exercises such Right of Co-Sale in accordance with the terms and conditions set forth herein, the number of Co-Sale Eligible Shares that the Transferor may sell in the Transfer shall be correspondingly reduced. Notwithstanding anything to the contrary in this Section 11 of Schedule A, if as a result of any Transfer of the Equity Securities by the Transferor, (i) the then outstanding Shares of the Company directly or indirectly held by the Founder collectively will be less than any other shareholder of the Company, and (ii) the number of Directors nominated by the holders of Ordinary Shares will represent less than fifty percent (50%) of the Directors on the Board, each Co-sale Eligible Holder shall be entitled to elect to participate in the Transfer by selling all the Equity Securities it then holds, provided that, to the extent such Transfer constitutes a Liquidation Event, any proceeds from such Transfer shall be distributed to the Members in accordance with Section 7.12 of the Shareholders’ Agreement and Section 2 of Schedule A of these Articles.

(c)

The consummation of the sale of the Co-Sale Eligible Shares (subject to any adjustment to be made pursuant to this Section 11 of Schedule A) by the Transferor, and the consummation of the sale of the Shares by any Co-Sale Eligible Holder pursuant to the exercise of the Right of Co-Sale, shall occur simultaneously within twenty-five (25) calendar days from the beginning of the Co–Sale Period (the “Co-Sale Closing”). For the avoidance of doubt, the Right of Co–Sale shall not apply with respect to Transfer Shares sold or to be sold to the Company and/or the Eligible Holders pursuant to the exercise of the Right of First Refusal in Section 10 of Schedule A.

(d)

A Co-Sale Eligible Holder shall effect its participation in the Transfer by delivering to the Transferor, at or prior to the Co-Sale Closing, a signed instrument of transfer and one or more share certificates, properly endorsed for transfer to the Prospective Transferee, representing:

(i)	the number of Equity Securities that such Eligible Holder elects to sell in the Transfer; or

(ii)

the number of Preferred Shares that are at such time convertible into the number of Ordinary Shares (calculated on an as-converted basis) that such Eligible Holder elects to sell in the Transfer; provided, however, that if the Prospective Transferee objects to the delivery of convertible Preferred Shares in lieu of the Ordinary Shares, such Eligible Holder shall first convert the Preferred Shares into Ordinary Shares and deliver such Ordinary Shares as provided above. The Company agrees to make any such conversion in accordance with these Articles.

(e)

The terms and conditions of any sale pursuant to this Section 11 of Schedule A will be contained in, and governed by, a written purchase and sale agreement with customary terms and provisions for such transaction provided that, a Co-Sale Eligible Holder shall not be obligated in connection with such Transfer which would trigger a change of Control of the Company (i) to pay any amount with respect to any liabilities arising from the representations and warranties severally made by it in excess of its share of the total consideration paid by the Prospective Transferee, or (ii) to make any representation or warranties concerning the business or assets of the Group or any Group Company.

(f)

The register of members of the Company will be updated upon consummation of the sale of the Transfer Shares pursuant to the terms and conditions specified in the First Transfer Notice and the relevant purchase and sale agreement, and the Transferor shall concurrently therewith remit to each Co-Sale Eligible Holder the portion of the sale proceeds to which such Co-Sale Eligible Holder is entitled pursuant to the exercise of its Right of Co-Sale. If the Prospective Transferee refuse(s) to purchase any Equity Securities from any Co-Sale Eligible Holder exercising its Right of Co-Sale hereunder, the Transferor shall not sell any Transfer Shares to such Prospective Transferee, unless and until, simultaneously with such sale, such Transferor purchases all such Equity Securities from the relevant Co-Sale Eligible Holder.

12.	OTHER RESTRICTIONS ON SALES.

(a)

Severability. The exercise or election not to exercise any right by any holder of the Preferred Shares shall not adversely affect its right to participate in any other sales of Transfer Shares in accordance with Section 9 to Section 12 of Schedule A.

(b)

Effect of Failure to Comply. Any Transfer not made in compliance with the requirements of the Shareholders’ Agreement and these Articles (including without limitation Section 9 to Section 12 of Schedule A) shall be null and void ab initio, shall not be recorded on the books or register of the Company or its transfer agent and shall not be recognized by the Company.

(c)

Exempt Transfers. Notwithstanding the foregoing or anything to the contrary herein, the provisions of Section 9, Section 10, Section 11 to Section 12(a) of Schedule A shall not apply: (i) to a repurchase of the Equity Securities from a Transferor by the Company pursuant to the Share Restriction Agreement; (ii) to any Transfer by the Founder to a trust controlled by the Founder for the benefit of the Founder or any of the Founder’s wholly owned entities or his spouse and lineal descendants (whether natural or adopted), brother, sister, parent for bona fide estate planning purposes, provided that such Transfer will not result in the occurrence of any Liquidation Event or otherwise resulting in a change of Control of the Company or otherwise having a material adverse effect on an initial public offering by the Company; and (iii) the sale of any Equity Securities to the public in a Qualified IPO, provided that for the foregoing subsections (i), (ii) and (iii), (x) adequate documentation therefor is provided to the Investors and that any such transferee agrees in writing to be bound by the Shareholders’ Agreement in place of the relevant Transferor and assumes the obligations of the Transferor under the Transaction Documents; and (y) such Transfer is effected in compliance with all applicable laws, including any requirement for the Transferee or assignee to make any required filings with the SAFE pursuant to applicable SAFE Rules and Regulations; provided further that for the foregoing subsection (ii), the Founder shall remain liable for all his obligations under the Transaction Documents.

(d)

Section 2, Section 5, Section 6, Section 7, Section 8, Section 9, Section 10, Section 11, Section 12(a) to (c) of Schedule A shall be automatically terminated upon the consummation of the Company’s Qualified IPO without any further action, provided that Section 9(d) of Schedule A shall terminate upon consummation of Liquidation Event.